SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ROBERT HALF INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2884 Sand Hill Road, Suite 200, Menlo Park, California 94025

To the Stockholders:
The annual meeting of stockholders of ROBERT HALF INC. will be held online this year via live audiocast at www.virtualshareholdermeeting.com/RHI2026 at 10:00 a.m. PDT on Wednesday, May 13, 2026. The meeting will be held for the following purposes:

Notice of Annual Meeting of Stockholders Date: Wednesday, May 13, 2026 Time: 10:00 a.m. PDT Place: Virtual Meeting
To elect the nine directors named in the accompanying proxy statement.
To cast an advisory vote to approve executive compensation.
To approve the amended and restated Stock Incentive Plan.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.
To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on March 23, 2026, are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting. To attend the meeting online, vote, or submit questions during the meeting, stockholders of record will need to go to the meeting website listed above and log in using their 16-digit control number included on their proxy card or voting instruction form. Beneficial owners should review the proxy statement as well as their voting instruction form for instructions on how to participate in the annual meeting.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 10:30 a.m. PDT on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the events calendar page of the Company’s website at www.roberthalf.com/investor-center/events-calendar.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 13, 2026. Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2025 Annual Report to Stockholders are available at www.roberthalf.com/14aFilings and https://www.roberthalf.com/us/en/about/investor-center/2025-annual-report, respectively.
By order of the Board of Directors
Evelyn Crane-Oliver
Secretary
Menlo Park, California
April 10, 2026

—IMPORTANT—
Whether or not you plan to attend the meeting online, please cast your vote before the meeting by following the directions on the materials provided to you. If you attend the meeting and so desire, you may withdraw your proxy and vote online during the meeting.
Thank you for acting promptly.

Proxy Summary
This summary highlights certain information contained elsewhere in the proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.
Annual Meeting Information

Date & Time Wednesday, May 13, 2026 10:00 a.m. PDT	Place www.virtualshareholdermeeting.com/RHI2026	Record Date March 23, 2026

Ways to Vote

Vote by Internet Vote online at proxyvote.com	Vote by Telephone Vote by calling the toll-free number: 1-800-690-6903	Vote by Mail Sign and date your proxy card and return it promptly in the postage-paid envelope provided

Voting Matters and Recommendations

Proposals	Board voting recommendation	Where to find more information

To elect the nine directors named in the accompanying proxy statement.	FOR EACH NOMINEE	7
To cast an advisory vote to approve executive compensation.	FOR	25
To approve the amended and restated Stock Incentive Plan.	FOR	53
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.	FOR	62

Robert Half Inc.	1	2026 Proxy Statement

Proxy Summary	Table of Contents
Business Highlights

Consistent with broader trends throughout the entire staffing industry, the Company's 2025 operating results were impacted by the ongoing macroeconomic uncertainty that affected client and candidate confidence and lengthened decision cycles. This is demonstrated in the following metrics:
Service revenues decreased 7% from the prior year.

Net income decreased 47% from the prior year.

Diluted net income per share was $1.33, a decrease of 45% from the prior year.

Return on Invested Capital (“ROIC”) was 10%.

Robert Half Inc.	2	2026 Proxy Statement

Table of Contents	Proxy Summary

Cumulative Total Stockholder Returns
Our total stockholder returns (“TSR”) for the one-, three-, and five-year periods ending December 31, 2025, are illustrated in the adjacent chart.
Stockholder Value Creation
Notwithstanding challenging economic conditions, we have maintained our historical pattern of paying dividends and making share repurchases. Over the past five years, $2.12 billion was returned to stockholders:
• $1.10 billion in share repurchases
• $1.02 billion in dividends

Pay for Performance
In line with the Company’s pay-for-performance philosophy, the compensation of the Chief Executive Officer (“CEO”), when expressed as a percentage of the Company’s total market capitalization, was 0.1% as compared with a median of 0.4% for the staffing industry, as illustrated in the adjacent graph.

*2025 Staffing Executive Compensation Analysis prepared by Staffing Industry Analysts for highest-paid executive officers at 37 global staffing firms. (Compensation data for all or a majority of 2024 was used, as it was the latest data available.)

Robert Half Inc.	3	2026 Proxy Statement

Proxy Summary	Table of Contents
Corporate Governance at a Glance

Corporate governance policies that promote accountability and alignment with stockholder interests (available at https://www.roberthalf.com/us/en/about/investor-center/corporate-governance):
•Code of Business Conduct and Ethics
•Corporate Governance Guidelines
•Lead Director Statement of Duties
•Director Succession Plan
•Hiring Policies Regarding Outside Auditors
•Ethics and Compliance Hotline
•Foreign Corrupt Practices Act Guidelines and Global Anti-Corruption Policy
•Policy on Compliance with Securities Laws

Independent Board committees with appropriate expertise and backgrounds:
•Seven of nine directors (78%) are independent
•Audit, Compensation and Nominating committees are 100% independent
•Independent Lead Director of the Board
•Independent directors meet in an executive session at least quarterly
•The makeup of directors on the board consists of 33% female and 11% directors from underrepresented groups
•Average director tenure is 14.77 years (9.42 for independent directors)
•28% of the independent directors have served on the Board for five years or fewer

Corporate governance framework for:
•Board refreshment and succession planning
•Active and impactful independent lead director
•CEO and senior executive development and succession planning
•Board, committee and individual director self-evaluations
•Stockholder engagement
•Risk oversight
•Overboarding, which limits directors’ service to no more than three public company boards

Compensation practices that align with stockholder interests and Company performance:
•97.8% say-on-pay support at our 2025 Annual Meeting
•Equity awards to executive officers granted by the Compensation Committee are 100% performance-based
•Performance metrics have rigor for short-and long-term incentives. The Company uses three-year ROIC and TSR as the performance metrics for long-term incentive pay
•Policy prohibiting hedging and pledging
•Longstanding minimum share ownership policy applicable to executive officers and directors
•92% of our CEO’s total target compensation is performance-based
•Our Compensation Committee uses an independent compensation consultant
•Responsible Severance Policy
•Executive Compensation Clawback Policy applicable to incentive pay

Robert Half Inc.	4	2026 Proxy Statement

Table of Contents	Proxy Summary

Ethics Practices:
•Code of Business Conduct and Ethics that applies globally to directors, officers and employees
•Global employee training on the Code of Conduct, anti-corruption and insider trading
•Annual awareness trainings on discrimination, harassment and cybersecurity
•Global ethics hotline and internet-based reporting tool available to employees and third parties
•Non-retaliation policy for reporting of ethics concerns
•Supplier Code of Conduct aligning the conduct of suppliers with the Company’s values

Stockholder-Friendly Practices:
•Directors elected by majority vote
•All directors are elected annually (no classified board)
•Proxy access right for stockholders on market terms
•No dual class of common stock
•No supermajority voting requirements for stockholders to remove directors or amend governance documents

Reporting on Corporate Responsibility:
•At least annual review of corporate responsibility programs and reporting by the Board, including Company updates and reporting related to the 10 United Nations Global Compact (“UNGC”) Principles
•Annual report, "Leading with Integrity," detailing practices across our voluntary reporting topics, including our people, our governance, our communities, clients and partners, and environment
•Political Engagement Policy Statement
•Corporate Responsibility Report aligns with Global Reporting Initiative, Sustainability Accounting Standards Board standards and links to Robert Half’s EEO-1 Report
•Board-approved Global Human Rights Policy and Global Environmental Policy
•Cybersecurity Governance Statement and country-specific Privacy Policies
•Annual greenhouse gas emissions disclosure to CDP

Corporate Responsibility Programs:
•Ongoing commitment to developing trusted relationships with our stakeholders, including stockholders, employees, customers, suppliers, and the community
•Dedicated people and inclusion programs and training to support and enhance our workforce
•Flexible and hybrid work model to support employees working where and how they are most successful, while meeting personal and professional needs
•Employee hiring and promotion process which seeks a broad slate of initial candidates with ultimate selection based solely on merit
•Community support provided through our global volunteer and philanthropy programs – Leading by Example at Robert Half and iCare at Protiviti
•Robert Half’s near-term emissions reduction targets were approved in 2023 by the Science Based Targets initiative, the leading standard setter in emissions reductions

Robert Half Inc.	5	2026 Proxy Statement

Proxy Statement
The enclosed proxy is solicited on behalf of the Board of Directors (sometimes referred to as the “Board”) of Robert Half Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 2884 Sand Hill Road, Suite 200, Menlo Park, California 94025. We are making this proxy statement and the enclosed proxy available to the Company’s stockholders beginning on April 10, 2026. The proxy is solicited for use at the annual meeting of stockholders (the “Meeting”) to be held online this year via live audiocast at www.virtualshareholdermeeting.com/RHI2026 at 10:00 a.m. PDT on Wednesday, May 13, 2026. Only stockholders of record on March 23, 2026, will be entitled to notice of, and to vote at, the Meeting and any adjournment of the Meeting. Each share is entitled to one vote. At the close of business on March 23, 2026, the record date, the Company had outstanding and entitled to vote 102,395,224 shares of its common stock, $.001 par value (“Common Stock”).

Caution Regarding Forward-Looking Statements
In this proxy statement, the Company has disclosed information that may be forward-looking in nature, including certain information and opinions regarding its corporate responsibility and compliance programs and metrics, targets or aspirations for those programs, including greenhouse gas emissions reduction targets, as well as financial and operational goals for certain performance-based compensation programs. These statements may be identified by words such as "may," "might," "will," "should," "could," "can," "would," "potential," “estimate,” “forecast,” “target,” “project,” “plan,” “intend,” “believe,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are estimates only, based on management’s current expectations, currently available information and current strategy, plans or forecasts, and involve certain known and unknown risks, uncertainties, and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. Such risks and uncertainties could cause actual results or outcomes, or the timing of these results or outcomes, to differ materially from those expressed or implied in the statements. Forward-looking statements are not guarantees or promises that goals or targets will be met. In addition, historical, current, and forward-looking information about the Company’s corporate responsibility and compliance programs, including targets, outcomes or goals, may not be considered material for SEC or other mandatory reporting purposes and may be based on standards for measuring progress that are still developing, on internal controls, diligence or processes that are evolving, on representations reviewed or provided by third parties, and on assumptions that are subject to change in the future. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from those expressed in the forward-looking statements, including changes in economic conditions, technology, the law and regulations, and the Company's cybersecurity and reputation, please refer to the Company’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Legal Proceedings” sections of its 2025 Annual Report on Form 10-K. Except as required by law, the Company undertakes no obligation to update information in this proxy statement, whether as a result of new information, future events, or otherwise, and notwithstanding any historical practice of doing so.
Website References
Information contained on or available through our websites (including any other websites referred to in this proxy statement) is not a part of, or incorporated by reference into, this proxy statement.

Robert Half Inc.	6	2026 Proxy Statement

Board and Governance
Proposal 1 — Election of Directors
There are nine nominees for director. All of the nominees are presently directors of the Company. All of the nominees were most recently elected by stockholders at the 2025 Annual Meeting. The full Board of Directors will be elected at the Meeting to hold office until the next annual meeting and until their successors are elected and qualified.
Although the Board does not expect any nominee to become unable or, for good cause, unwilling to serve as a director, should that occur before the Meeting, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted for any such substitute nominee as may be selected by the Board.
Directors

Age: 62 | Director since: 2023 | Independent: Yes
Ms. Barsten was a global audit partner with KPMG LLP, an audit, tax and advisory services firm, in its Silicon Valley office for 21 years until her retirement in September 2023. Ms. Barsten has over 37 years of experience in public accounting with a focus on internet, software and service industries. During her tenure she served as a member of KPMG’s Global Technology, Media and Telecommunications Board and served as the Global Audit Sector Leader for KPMG’s Technology Industry practice. Ms. Barsten currently serves as an independent public company board member and consultant. Ms. Barsten sits on the board of Ziff Davis (NYSE: ZD), a vertically focused digital media and internet company, where she serves as Chair of the audit committee.
Skills and Expertise:
Ms. Barsten brings to the Board financial and regulatory expertise from her career in public accounting and 23 years as a global audit partner with her prior employer, a Big Four public accounting firm. Ms. Barsten also provides extensive knowledge in software and technology initiatives from her focus on these industries during her global audit work.

Jana L. Barsten Committee Memberships: Audit (Chair) Nominating and Governance * Public Boards: 2

* The number of “Public Boards” noted equals the total number of public boards, including Robert Half Inc.

Robert Half Inc.	7	2026 Proxy Statement

Board and Governance	Table of Contents

Age: 57 | Director since: 2019 | Independent: Yes
Dr. Coronado is President and Founder of MacroPolicy Perspectives LLC (“MPP”), an economic research consulting firm, and has served in that position since 2017. Prior to founding MPP, Dr. Coronado served as Chief Economist for Graham Capital Management, an investment firm, from 2014 to 2017. Dr. Coronado is also currently a Clinical Associate Professor of Finance at the University of Texas at Austin, an Executive in Residence for Rutgers Business School and serves on the Pension Research Council at the Wharton School, the Economic Advisory Panel of the Federal Reserve Bank of New York, and the Economic Studies Council at The Brookings Institution. Dr. Coronado also served on the independent advisory board of the Company’s Protiviti Inc. subsidiary from 2018 until her election to the Board, effective March 2019. Dr. Coronado serves as the Lead Independent Director on the board of Dynex Capital, Inc. (NYSE: DX), a real estate investment trust, or REIT, where she also serves as Chair of the compensation committee and a member of the nominating and corporate governance and investment committees.
Skills and Expertise:
Dr. Coronado brings to the Board insights on domestic and international market economics, including labor economic market trends, by virtue of her academic study and professional work in the financial services industry and a variety of advisory board positions. Dr. Coronado also brings human capital management expertise via her role as President and Founder of an economic research consulting firm.

Julia L. Coronado Committee Memberships: Audit Nominating and Governance * Public Boards: 2

Robert Half Inc.	8	2026 Proxy Statement

Table of Contents	Board and Governance

Age: 74 | Director since: 2019 | Independent: Yes
Gov. Kempthorne has served as the President of The Kempthorne Group, a consulting firm, since 2009. From 2010 to August 2018, he served as President and CEO of the American Council of Life Insurers, an insurance industry trade association. Prior to 2010, Gov. Kempthorne served as Secretary of the U.S. Department of the Interior from 2006 to 2009, as Governor of the State of Idaho from 1999 to 2006, as U.S. Senator for the State of Idaho from 1993 to 1999, and as Mayor of the City of Boise from 1986 to 1993. He also served on the independent advisory board of the Company’s Protiviti Inc. subsidiary from 2009 until his election to the Board, effective January 2019. In 2025, Gov. Kempthorne served on the boards of directors of two other publicly traded companies, including FMC Corporation (NYSE: FMC), a global agricultural chemical company, where he is the Chair of the sustainability committee and also serves as a member of the compensation and human capital committee. Gov. Kempthorne served on the board of directors of Olympic Steel, Inc., a steel processing company, until February 2026 when Olympic Steel merged with Ryerson Holding Corporation.
Skills and Expertise:
Gov. Kempthorne brings leadership experience from his work as President and CEO of the American Council of Life Insurers. He also adds extensive knowledge of government and regulatory matters based on his public service roles. Gov. Kempthorne brings valued knowledge of environmental and sustainability issues through his government work and his work on the board of FMC Corporation. In his various governmental positions, Gov. Kempthorne was responsible for submitting budgets, fulfilling fiduciary responsibilities for the proper use of such funds, and adhering to accounting and ethical standards.

Dirk A. Kempthorne Committee Memberships: Compensation Nominating and Governance * Public Boards: 2

Age: 80 | Director since: 1986 | Independent: No
Mr. Messmer has been Chairman of the Board since 1988. Effective December 15, 2019, Mr. Messmer resigned as the Company's CEO, a position he had held since 1987. From 1986 through 2004, Mr. Messmer also served as President. During his tenure as Chairman and CEO, he directed and presided over the Company’s substantial growth.
Skills and Expertise:
Mr. Messmer brings to the Board his deep knowledge and understanding of Robert Half’s business and culture as the Company’s CEO for over 30 years. His tenure with the Company provides the Board with senior leadership and financial, strategic and global expertise. More details regarding Mr. Messmer and the Company’s growth during his tenure are contained below in the section titled “Board of Directors Leadership Structure.”

Harold M. Messmer, Jr. Committee Memberships: Executive * Public Boards: 1

Robert Half Inc.	9	2026 Proxy Statement

Board and Governance	Table of Contents

Age: 68 | Director since: 2016 | Independent: Yes
Mr. Morial has been President and CEO of the National Urban League, the largest historic civil rights organization in the United States, since 2003. From 1994 to 2002, he served as Mayor of the City of New Orleans. Mr. Morial also served on the independent advisory board of the Company’s Protiviti Inc. subsidiary from 2009 until his election to the Board in March 2016. Mr. Morial has served on the board of SoundThinking Inc. (Nasdaq: SSTI), a gunshot detection solutions business, since September 2015, and serves as a member of the audit committee and Chair of the nominating and corporate governance committee.
Skills and Expertise:
Mr. Morial brings to the Board substantial leadership and government/regulatory experience from his tenure as President and CEO of the National Urban League and as the Mayor of the City of New Orleans. Further, Mr. Morial also provides the Board additional expertise and leadership with human capital management and workforce development. Mr. Morial brings to the board his skills in sales and marketing, which are borne out by the National Urban League’s growth under his stewardship.

Marc H. Morial Committee Memberships: Audit Nominating and Governance * Public Boards: 2

Age: 63 | Director since: 2009 | Independent: Yes
Mr. Pace is the founder and CEO of HundredX, Inc., a privately held technology company founded in 2013. Mr. Pace is also a retired partner and managing director of Goldman Sachs & Co. He was with Goldman Sachs for over 20 years and held numerous senior leadership positions with that firm.
Skills and Expertise:
As a former senior member of Goldman Sachs & Co., including service on its Investment Banking Division’s Global Operating Committee, Mr. Pace brings investment banking and financial expertise to the Board. In his role as Founder and CEO of HundredX, Inc., Mr. Pace brings additional expertise in information technology, data and analytics, software, leadership, sales and marketing and corporate strategy. As a CEO of a business, Mr. Pace also brings to the board his experience attending to government, legal and regulatory issues.

Robert J. Pace Committee Memberships: Compensation (Chair) Nominating and Governance Executive * Public Boards: 1

Robert Half Inc.	10	2026 Proxy Statement

Table of Contents	Board and Governance

Age: 80 | Director since: 2008 | Independent: Yes
Mr. Richman has been a consultant to Deloitte Tax LLP, a provider of tax advisory services, since 2008. From 2001 to 2008, he was a Principal with Deloitte Tax LLP. Prior to 2001, he was a senior partner with O’Melveny & Myers LLP, a law firm. Mr. Richman also served as a director of the Company from 1994 through 2001.
Skills and Expertise:
As a senior tax expert with both O’Melveny & Myers LLP and Deloitte Tax LLP, Mr. Richman brings legal, regulatory and financial expertise to the Board. Through his tenure as a director of the Company, Mr. Richman provides staffing industry knowledge as a complement to his other skills and experience.

Frederick A. Richman Committee Memberships: Audit Compensation Nominating and Governance (Chair) Executive (Chair) * Public Boards: 1

Age: 69 | Director since: 1999 | Independent: No
Mr. Waddell has been Vice Chairman of the Board since 1999, President since 2004, and CEO since December 15, 2019. He served as Chief Financial Officer from 1988 until December 15, 2019. He served as Treasurer from 1987 until 2004. Mr. Waddell has been a director since 1999.
Skills and Expertise:
With more than 35 years of service to the Company, Mr. Waddell brings to the Board considerable experience and extensive knowledge of the staffing industry, software implementation, information technology security related to internal controls and financial reporting, and financial expertise. During his tenure, the Company has experienced substantial growth. More details regarding Mr. Waddell and the Company’s growth during his tenure are contained below in the section titled, “Board of Directors Leadership Structure.”

M. Keith Waddell Committee Memberships: Executive * Public Boards: 1

Robert Half Inc.	11	2026 Proxy Statement

Board and Governance	Table of Contents

Age: 56 | Director since: 2022 | Independent: Yes
Ms. Wilking has been the Chief Security Officer for Booking.com (Nasdaq: BKNG), a digital travel marketplace, since April 2024, having joined the company in December 2022 as Chief Information Security Officer ("CISO"). From April 2019 to October 2022, she held the position of Global Head of Cybersecurity, Privacy and Information Technology Risk Management at Wayfair, Inc. (NYSE: W), an e-commerce company. From 2016 to March 2019, Ms. Wilking was the CISO for Orion Health Group, Ltd., a healthcare software company.
Skills and Expertise:
Ms. Wilking brings to the Board significant experience in cybersecurity and the management of risk and legal and regulatory requirements associated with cybersecurity, privacy and information technology based on her years of experience as a CISO. Ms. Wilking was among the winners recognized by CISOs Connect™ for the CISOs Top 100 CISO (C100) recognition in 2022 and 2021. She was also a winner of The Software Report’s “Top 25 Women Leaders in Cybersecurity” in 2021.

Marnie H. Wilking Committee Memberships: Audit Nominating and Governance * Public Boards: 1

Robert Half Inc.	12	2026 Proxy Statement

Table of Contents	Board and Governance
Directors' Skills, Experiences and Qualifications
The Nominating and Governance Committee has determined that each of the nominees is qualified to continue to serve as director of the Company. The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on the Board. A mark indicates a specific area of focus or experience on which the Board relies most, and therefore, the absence of a particular qualification or skill for a director does not mean the director does not possess that attribute. Each director nominee’s biography stated above describes the nominee’s qualifications and relevant experience in more detail.

Director	Barsten	Coronado	Kempthorne	Messmer	Morial	Pace	Richman	Waddell	Wilking

Attributes/Experiences
Leadership	●	●	●	●	●	●	●	●	●
Industry Knowledge	●	●	●	●	●	●	●	●	●
Human Capital Management		●		●	●	●		●
Global/International	●	●	●	●		●	●	●	●
Government/Legal/Regulatory	●	●	●	●	●	●	●	●	●
Financial Expert	●						●	●
Sales and Marketing				●	●	●		●
Technology	●					●		●	●
Information Security						●		●	●
Demographic Background
Race/Ethnicity	White	White	White	White	Black/ African American	White	White	White	White
Gender	F	F	M	M	M	M	M	M	F
Director Independence
The Board of Directors has determined that each of Messrs. Kempthorne, Morial, Pace, and Richman, and Dr. Coronado and Mses. Wilking and Barsten has no material relationship with the Company and therefore is “independent” as defined by Section 303A of the Listed Company Manual of the New York Stock Exchange ("NYSE"). In making such a determination, the Board has adopted guidelines in the Corporate Governance Guidelines (the "Guidelines") providing that any relationship with the Company shall be deemed to be not material if (a) the director meets the independence requirements set forth in Sections 303A.02(b)(i) through 303A.02(b)(v) of the NYSE Listed Company Manual and (b) the relationship is not required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K. Generally, Item 404(a) requires disclosure, with certain exceptions, of transactions exceeding $120,000 in which a director or executive officer has a material direct or indirect interest. Under the charters for the Nominating and Governance, Audit, and Compensation Committees, each member must satisfy the independence requirements of the NYSE. Members of the Audit Committee and Compensation Committee must also satisfy the heightened independence requirements applicable to members under NYSE and SEC rules. The Board of Directors has determined that each of the members of the Nominating and Governance, Audit, and Compensation Committees satisfies the applicable independence requirements.
In making these determinations, the Board of Directors considered the following transactions, both of which were substantially less than the relevant standards under the NYSE of $1 million, or 2% of such company’s consolidated gross revenues:
•A $50,000 donation the Company made in 2025 to the National Urban League, where Mr. Morial is the President and CEO, as part of a broader charitable gift program by the Company; and
•Marketing-related software and services provided to the Company by HundredX, Inc., where Mr. Pace is the President and CEO. The amount of the annual commitment under the contract was $84,000.

Robert Half Inc.	13	2026 Proxy Statement

Board and Governance	Table of Contents
Commitment to Board and Executive Succession
The Company has a strong commitment to building a Board and executive leadership team with a broad set of skills and backgrounds. With regard to Board and CEO succession, this commitment is reflected in the Corporate Governance Guidelines, which include policies for CEO and director succession criteria. The Company’s Corporate Governance Guidelines require that the Board of Directors adopt a Chief Executive Officer Succession Plan and that the plan be reviewed annually.
A CEO succession plan has been a feature of our governance practices for over 20 years and has been reviewed each year since its adoption. In 2019, the succession plan enabled a successful leadership transition. Information regarding the requirements of the plan is contained in the Company’s Corporate Governance Guidelines. In addition, the Company’s Board of Directors has adopted a Director Succession Plan. Both the Corporate Governance Guidelines and the Director Succession Plan are available on the Company’s website at www.roberthalf.com/investor-center/corporate-governance.
Board Evaluations and Director Commitments
The Board has a long-standing practice of evaluating its effectiveness. The Guidelines provide that the Board of Directors, with the participation of the Nominating and Governance Committee, will conduct an annual self-evaluation to determine whether it, its committees and its individual members are functioning or performing effectively. The Corporate Governance Guidelines also provide that the annual evaluation program will include individual board member self-evaluations, as the Board believes this exercise helps maintain an active and evolving board composition and structure.
The Guidelines further provide that each Director is expected to confirm that other existing and planned future commitments do not materially interfere with the Director’s qualifications or ability to serve on the Board. In this regard, no Director may serve on the board of directors of more than three public companies without the Nominating and Governance Committee’s approval. To help facilitate compliance, Directors must promptly advise the Board Chairman or the Nominating and Governance Committee Chairman prior to accepting an invitation to serve on another public company’s board. All current Directors are in compliance with these service limits.
Board of Directors Leadership Structure
As stated in the Corporate Governance Guidelines, the Board appoints the Chairman of the Board, who may be an officer of the Company. The roles of Chairman of the Board and CEO may be held by the same person or by different people. The Corporate Governance Guidelines also provide that the members of the Nominating and Governance Committee, which is comprised of independent directors, will select a Lead Director from any director that has served on the Board for at least a year. The entire Board annually reviews its leadership structure to assess what best serves the interests of the Company and our stockholders. Currently, the roles of Chairman of the Board and CEO are separated. The Board believes that our current governance structure, which consists of a Chairman of the Board, an independent Lead Director, a Chief Executive Officer (who is also a director), and a majority of independent and engaged directors, is optimal for guiding our Company through both strong and challenging periods and maintaining the focus required to achieve our business goals. Further, the significant responsibilities of the Lead Director’s role (as described below), along with completely independent Audit, Compensation and Nominating Committees, help create a strong, independent and active board.
The Board believes that its programs for overseeing risk, as described under “Risk Oversight Role,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Robert Half Inc.	14	2026 Proxy Statement

Table of Contents	Board and Governance
Chairman
Harold M. Messmer, Jr. serves as the Chairman of the Board. In 2019, Mr. Messmer retired as the CEO after serving in that role for over three decades. As Chairman, Mr. Messmer brings his deep knowledge of the industry and his understanding of Robert Half’s business and culture derived from leading as the Company’s CEO for over 30 years. Mr. Messmer devotes his efforts as Chairman to managing the business of the Board, and providing leadership, direction and strategic vision to management.
Chief Executive Officer
The Board of Directors selected M. Keith Waddell to serve as the CEO of the Company in 2019. Mr. Waddell brings over 39 years of experience as a senior executive of the Company, including more than 20 years as a director and more than 30 years as the Chief Financial Officer. Mr. Waddell’s deep understanding of the business, proven leadership in driving the growth of the Company, and the respect he has earned from the Company’s employees, executive management and investors continue to serve him well in managing the business.
Lead Director
Frederick A. Richman has been designated Lead Director. Mr. Richman’s duties include, among other responsibilities, presiding at executive sessions of the independent directors, working with the Chairman to both provide input on Board design and to establish agendas and schedules for Board meetings (including risk oversight matters), and approving the retention of any consultants retained by the Board. The Lead Director also facilitates the Board’s performance evaluation of the CEO in conjunction with the Compensation Committee. Pursuant to the Corporate Governance Guidelines, the Board of Directors has adopted a Lead Director Statement of Duties. These duties include:
•Preside at meetings of the Board when the Chairman is not present.
•Serve as liaison between the Chairman and the independent directors.
•Work with the Chairman to establish schedules and agendas for Board meetings and to confirm that there is sufficient time for discussion of all agenda items.
•Oversee the process of hiring the CEO.
•Approve the retention of any consultants retained by the Board.
•Coordinate Board performance evaluations.
•Have authority to call meetings of the independent directors.
•Be available to discuss with other directors any concerns they may have.
•Be available to consult with the CEO regarding the concerns of the directors.
•Be available to be consulted by any of the senior executives.
•Be available for consultation with stockholders.
Accolades
During 2025 and 2026, the Company has received numerous accolades. A list of the recent recognition for the Company follows below.
2026
•April: Fortune’s 100 Best Companies to Work For® (Robert Half and Protiviti)
•March: Fortune’s America's Most Innovative Companies (Robert Half)
•March: Newsweek’s America’s Most Charitable Companies (Robert Half)
•March: Forbes’ America's Best Management Consulting Firms 2026 (Protiviti)

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•February: Forbes’ America’s Best Large Employers (Robert Half)
•February: Forbes’ America’s Best Midsize Employers 2026 (Protiviti)
•January: Glassdoor’s Best Places to Work 2026 (Protiviti)
•January: Business Insider’s America’s Top Management Consulting Firms 2026 (Protiviti)
•January: Robert Half named a Fortune® Most Admired Company™ for the 29th consecutive year and the only company in its industry to achieve this distinction
•January: Paul F. Gentzkow, President and Chief Executive Officer, Talent Solutions, and George Denlinger, President of U.S. Technology Staffing Solutions, named to Staffing Industry Analysts’ North America Staffing 100 list
2025
•December: Most Responsible Companies by Newsweek (Robert Half)
•October: Forbes’ World’s Best Employers (Robert Half)
•October: Fortune’s Best Workplaces for Women™ (Robert Half and Protiviti)
•October: Forbes’ World’s Top Companies for Women (Robert Half)
•October: Seramount Global Inclusion Index (Protiviti)
•September: Fortune’s Best Workplaces in Consulting & Professional Services™ (Robert Half and Protiviti)
•September: Forbes’ America’s Best Employers for Company Culture (Robert Half)
•September: Seramount Top Companies for Executive Women (Protiviti)
•September: Seramount Best Companies for Multicultural Women (Protiviti)
•August: Forbes’ World’s Best Management Consulting Firms (Protiviti)
•July: Best Workplaces for Disability Inclusion (Disability:IN) (Protiviti)
•July: Seramount Leading Inclusion Index (Protiviti)
•June: Fortune’s Best Workplaces in the Bay Area (Robert Half and Protiviti)
•June: #1 Best Places to Work in the Bay Area by the San Francisco Business Times and the Silicon Valley Business Journal (Robert Half)
•June: Best Adoption-Friendly Workplaces (Dave Thomas Foundation for Adoption) (Protiviti)
•May: #1 on Forbes’ list of America’s Best Professional Recruiting Firms. Also named one of America’s Best Temporary Staffing Firms and America’s Best Executive Recruiting Firms (Robert Half)
Risk Oversight Role
The Board of Directors oversees the significant risks faced by the Company — including strategic, operational, financial, legal, regulatory, technological (including cybersecurity/artificial intelligence/information security/data privacy), reputational, social and environmental risks, as well as those related to sustainability and human capital management — both directly and through its committees. The Board evaluates areas of short-, medium- and long-term risks on an ongoing basis throughout the year. At its meetings, the Board receives reports from its committee chairs as well as presentations from management, including the heads of the Company’s various operating departments and the leaders of the Company’s enterprise-level information security and compliance functions. In addition, each year the Board considers risks as it reviews and approves the Company’s annual strategic plan. The strategic plan review is conducted in the first quarter of the year and generally focuses on the next 12 months. The plan is prepared by senior management, which considers factors from various economic and market research sources.

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Table of Contents	Board and Governance
While the Board has responsibility for the oversight of the Company’s risk assessment and risk management, the Company’s management is responsible for monitoring and managing risks on a day-to-day basis and regularly reporting on them to the Board. Outside legal experts provide advice to management on legal risks and regulatory changes. Management then reports on these risks and changes to the Board, as appropriate. In addition to specialized risk-management programs at the departmental level, the Company’s management has established three Company-wide initiatives to identify, assess and manage risks: the Enterprise Information Security (“EIS”) program, the Data Privacy program and the Corporate Compliance and Ethics (“CCE”) program.
Code of Business Conduct and Ethics; Corporate Compliance and Ethics Program
The Company has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to the directors and to all employees, including, but not limited to, the principal executive officer, the principal financial officer, the principal accounting officer, or persons performing similar functions. The Code is reviewed at least annually by the Board of Directors. The Code was last amended in February 2022 following the Board’s regular review of corporate governance policies to enhance clarity and to make updates to reflect developments in best practices and certain regulations. The Company provides training with respect to the Code through its CCE program. The Company intends to disclose future substantive amendments to or waivers of the Code granted to its directors and executive officers on its website within four business days following the date of such amendment or waiver.
The CCE program is under the direction of the Company’s General Counsel, who is designated as the Corporate Compliance Officer. The Corporate Compliance Officer reports to the Board at least annually on developments concerning the ethical, legal and regulatory compliance issues affecting the Company, including compliance-related investigations. These presentations typically include discussions about the operation of the CCE program and compliance with the Code, and may also introduce proposals for new policies or amendments to existing policies. The General Counsel also provides a quarterly update to the Audit Committee on compliance-related issues. The Company’s compliance policies and procedures are reviewed by the Board at least annually and updated from time to time as appropriate. The CCE program is responsible for monitoring the reporting channels established for reporting complaints or concerns relating to accounting, internal controls, auditing matters or violations of the Code. Such channels include the Company’s Ethics and Compliance Hotline (“Hotline”). For Hotline reporting tool information, see the Ethics and Compliance Hotline notice, available on the Company’s website along with the Code at www.roberthalf.com/us/en/about/investor-center/corporate-governance.
Enterprise Information Security Program
Data privacy and cybersecurity have been identified by the Company as an area of risk that requires formal programs and oversight.
The EIS program, headed by the Company’s Chief Information Security Officer, is responsible for, among other things, assessing and managing risks related to the Company’s information technology systems. The EIS team, in conjunction with the privacy team, assesses risks and manages various security initiatives and services, including risks associated with the security, confidentiality, integrity and availability of information and systems critical to the Company’s business.
The Data Privacy Program, led by the Company’s Global Privacy Officer, is responsible for, among other things, assessing and managing risks related to the Company’s collection and use of data, including personally identifiable information.
Given the critical nature of information technology security and privacy, the leaders of the privacy and EIS teams provide annual updates to the Board of Directors on the Company’s security and privacy risks and the measures taken to attempt to reduce such risks, with the understanding that such risks cannot be entirely ameliorated. The Chief Information Security Officer has a standing invitation to attend all Audit Committee meetings.

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Board and Governance	Table of Contents
Audit Committee Risk Oversight
The Audit Committee monitors guidelines and policies that govern the process by which risk assessment and management is undertaken. The risks that are assessed and managed typically include the Company’s major financial risk exposures, as well as significant operational, compliance, reputational, strategic, cybersecurity and artificial intelligence risks, and the steps management has taken to monitor and control such exposures. The Audit Committee also oversees various processes that assist the Company in identifying and managing risk, such as the internal audit function, disclosure controls and procedures, and the work of the Company’s independent auditor. Members of the Company’s finance team are responsible for managing risk in their area and reporting regularly to the Audit Committee. The Audit Committee receives a quarterly written report from the manager of the Company’s internal audit and risk management function and the Company’s independent registered public accounting firm. The Audit Committee also reviews and approves, in advance, the scope and the staffing of the internal audit and authorizes the budget for the internal audit and risk management department.
A process has been established by the Audit Committee for the receipt, retention and treatment of complaints or concerns relating to accounting, internal controls, auditing matters or violations of the Code (the “whistleblower procedures”). Employees, stockholders and other parties interested in communicating about any of these matters may submit such communications by using the Hotline’s online or telephone options or by communicating directly with the General Counsel and Corporate Compliance Officer or Internal Audit electronically, in writing or by phone. Reports made through the Company’s Hotline — whether online or by phone — are routed to the appropriate senior management personnel and, as appropriate, to the Audit Committee Chair as prescribed in the whistleblower procedures. It is expected that reports will be received and treated by the CCE team in accordance with the whistleblower procedures. The Corporate Compliance Officer provides an informational update to the Audit Committee at each quarterly meeting.
See the “Compensation Risk and Governance” section for information regarding the Compensation Committee’s oversight of risks relating to the Company’s compensation programs.

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Table of Contents	Board and Governance
Our Commitment to Responsible Business
We connect people with meaningful, rewarding work opportunities and provide companies with the talent and subject matter expertise they need to compete, grow with confidence and prepare for the future of work. Our enterprise values of integrity, inclusion, innovation and commitment to success guide us in our ongoing journey to deliver value for our stakeholders and promote socially and environmentally responsible business practices while seeking to adhere to the highest ethical standards. This commitment is reflected in our policies, programs and actions that address each of the topics identified in our formal sustainability materiality assessment conducted in 2022. We report annually on our priority topics and related actions and their impact in “Leading with Integrity,” our annual corporate responsibility report.
We remain committed to operating with integrity in everything we do — a commitment unchanged for more than seven decades. We continue to seek to integrate ethics across our business and endeavor to do the right thing for our people and partners.
We strive to deliver value to all of our stakeholders, including stockholders, customers, employees, candidates, suppliers and the communities where we provide our services. As a signatory of the United Nations Global Compact, the world’s largest corporate sustainability initiative, we have pledged our effort to operate in alignment with 10 universal sustainability principles in the areas of human rights, labor, the environment and anti-corruption. In addition, we have been a member of Ethisphere Institute’s Business Ethics Leadership Alliance (“BELA”) since 2018. BELA is a globally recognized organization of leading companies collaborating on best practices in governance, risk management, compliance and ethics.
Our Governance
The full Board of Directors is responsible for overseeing our corporate responsibility policies and initiatives. This oversight is formalized in the Corporate Governance Guidelines. The Board receives reports on these programs at least annually, including the Leading with Integrity report, human capital management policies and programs, cybersecurity and privacy updates, environmental considerations, and related compliance topics. Sustainability across the enterprise is led by our Chief Corporate Responsibility and Inclusion Officer, who reports to our CEO.
The Company's Political Engagement Policy Statement sets forth the Company's position on topics such as advocacy, corporate political contributions and employee political activity. Robert Half made no political contributions in 2025.
Corporate Responsibility Reporting
Robert Half regularly reports on corporate responsibility topics through our annual Leading with Integrity reports. These reports showcase how we live our enterprise values by focusing on the areas most relevant to our business and stakeholders and the actions we take to address those issues as part of our commitment to responsible business. The reports also seek to align with reporting frameworks including the Sustainability Accounting Standards Board’s framework, the Task Force on Climate-Related Financial Disclosures Recommendations and the Global Reporting Initiative standards. This report is reviewed by our Board, CEO and senior executives across the company, and our disclosure validation process includes legal, internal audit and finance. Select environmental disclosures are validated by an independent third party.

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Board and Governance	Table of Contents
Our People
Our internal employees across Corporate Services, Talent Solutions and Protiviti are key contributors to our continued success in maintaining leadership in our industry and providing exceptional customer service to our clients and candidates worldwide. We strive to be intentional in our efforts to provide a flexible work environment and culture that connects our employees with opportunities to grow, contributes to their success in work and life, and supports their financial, mental and physical well-being. We continue to innovate in our quest to provide equal opportunity and prospects for growth and advancement to all employees. In 2025, we continued to invest in our programs focused on employee engagement, technology, and learning and development. As an example, in 2025 we continued our focus on our commitment to our employees, including their careers, well-being, connections and impact they have on the Company and the community. This commitment helps our leaders build successful teams and helps our employees feel valued and connected to our mission, while defining what they can expect here throughout their career journeys. As part of our listening and feedback strategy, Robert Half and Protiviti regularly survey our internal staff employees to understand their priorities and perceptions of the Company. We are proud that in 2025, 86% of our internal employees said we are a great place to work, according to a third-party survey administered by Great Place to Work®.
Community Impact
We focus on community impact as a means to make a difference in the places we work and live. Through our enterprise community impact programs, we have built a tradition of community engagement through global volunteering, mentorship and philanthropy. More than 5,500 employees were involved in these efforts and volunteered nearly 100,000 hours to support approximately 2,300 charitable organizations. Robert Half’s total community investment across the globe in 2025 was approximately $2.7 million, including corporate contributions we make to our global, national and local nonprofit partners, matching gifts and our employees’ logged volunteer time during the workday. Protiviti’s “i on Hunger” program has provided more than 17 million nutritious meals to underserved communities globally since the program launched in 2014.
Environment
Guided by our commitment to integrity and responsible business practices, we remain mindful of the environmental implications of our operations. Our commitment to the health of our planet and its people means we seek to do our part to address our environmental impact. In 2025, we continued to pursue opportunities to reduce our footprint, in support of our validated near-term greenhouse gas (“GHG”) emissions science-based targets ("SBTs").
Each year we provide information on our environmental strategy and progress, and quantify and disclose our GHG emissions and energy footprint, both in our Leading with Integrity report and to CDP via our annual questionnaire response.
In 2025, Robert Half conducted a formal climate scenario analysis to evaluate the potential impacts of climate-related risks under various scenarios, including a 2°C and higher warming scenario. This analysis supports the company's strategic planning and resilience efforts to address climate risks and opportunities across short-, medium- and long-term horizons.

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The Board and Committees
The Board met five times during 2025. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board held while a member thereof. On average, directors exceeded a 98% attendance rate. In addition, the Company’s independent directors meet regularly in executive sessions without management. Such meetings are led by the Lead Director, Frederick A. Richman.
It is the Company’s policy that directors are expected to attend the annual meeting of stockholders. All of the directors then-serving attended the 2025 annual meeting of stockholders.
The Board of Directors has standing Audit, Compensation, Nominating and Governance, and Executive Committees.
The members of the committees, their respective chairs and their independence status, as of the date of this proxy statement, and the number of committee meetings held during fiscal 2025 are identified in the following table.

Committees
Director Nominees	Independent	Audit	Compensation	Nominating and Governance	Executive

Jana L. Barsten	✓	■		●
Julia L. Coronado	✓	●		●
Dirk A. Kempthorne	✓		●	●
Harold M. Messmer, Jr.					●
Marc H. Morial	✓	●		●
Robert J. Pace	✓		■	●	●
Frederick A. Richman t	✓	●	●	■	■
M. Keith Waddell					●
Marnie H. Wilking	✓	●		●
Meetings		5	5	2	0

●= Committee Member	■= Committee Chair	t= Lead Director	✓= Independent

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The Board and Committees	Table of Contents
Nominating and Governance Committee
Responsibilities
The Nominating and Governance Committee’s role is to recommend candidates to fill any vacancy that may occur in the Board of Directors, develop and recommend corporate governance guidelines to the Board, and oversee the evaluation of the Board and management. The Nominating and Governance Committee is also responsible for the oversight of related party transactions. The Nominating and Governance Committee also has oversight responsibility for any Company political contributions and the Company's political engagement and lobbying activities. Furthermore, in accordance with the Company's Political Engagement Policy Statement, the Committee receives an annual briefing from the Chief Executive Officer regarding any political engagement activity.
Stockholder Recommendations for Directors
The Nominating and Governance Committee will consider director candidates recommended by stockholders. A stockholder wishing to submit a candidate to the Nominating and Governance Committee for consideration as a nominee for director may submit a written recommendation, including the proposed candidate’s name and address, résumé, and other information required for nominations submitted under our By-Laws, to Robert Half Inc., 2884 Sand Hill Road, Suite 200, Menlo Park, CA 94025, Attn: Corporate Secretary — Director Candidate. The Corporate Secretary will forward the information to the Nominating and Governance Committee. Please note that stockholders wishing to nominate a director at an annual meeting must comply with the timing and other requirements specified in our By-Laws posted on our website at https://www.roberthalf.com/us/en/about/investor-center/corporate-governance. In addition, stockholders wishing to have their director candidate included in our proxy materials for an annual meeting must comply with our By-Laws (see “Presentation of Business at Annual Meeting of Stockholders” for additional details on how to submit a director nominee for our 2027 annual meeting of stockholders).
Evaluation of Director Candidates
Consistent with our Corporate Governance Guidelines, the Nominating and Governance Committee uses the same criteria for evaluating candidates regardless of the source of referral. The Nominating and Governance Committee recommends director candidates to the Board for nomination and election at the annual meeting of stockholders or for appointment to fill vacancies. In evaluating individuals for nomination as director, the Nominating and Governance Committee selects individuals who, at a minimum, (a) have skills and experience that can be of assistance to management in operating the Company’s business, (b) demonstrate integrity, accountability and judgment, and (c) can be expected to add to the total mix of individuals on the Board of Directors so as to give the Company a Board that exhibits effectiveness, collegiality, diversity and responsiveness to the needs of the Company. Diversity is not further defined in the Corporate Governance Guidelines but is applied in its broadest sense so as to encourage the selection of directors representing a wide mix of backgrounds, talent, experience and skills. The Nominating and Governance Committee assesses its effectiveness in this regard as part of the annual Board evaluation process. Other factors that may be considered include (i) experience with small to midsize businesses (the Company’s principal client base), (ii) a record of entrepreneurial success and/or (iii) financial or accounting experience.

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Table of Contents	The Board and Committees
Audit Committee
Responsibilities
The functions of the Audit Committee include selecting the Company’s independent auditors (submitted for stockholder ratification), approving the fees of the independent auditors, monitoring the qualifications and independence of the independent auditors, consulting with the independent auditors with regard to the plan of audit, the results of the audit and the audit report, conferring with the auditors with regard to the adequacy of internal accounting controls, and monitoring the effectiveness of the Company’s internal audit function. The Committee further conducts an annual evaluation of the qualifications, performance and independence of the Company’s independent auditors in consultation with management.
As noted above in “Audit Committee Risk Oversight,” the Audit Committee is responsible for monitoring the process by which risk assessment and management is undertaken by Company officials, the internal auditors and the independent auditor. Further, the Audit Committee receives reports from senior management regarding cybersecurity incidents or suspected violations of the Code of Business Conduct and Ethics. In such cases, the Audit Committee is responsible for overseeing the Company’s investigation and response.
Audit Committee Financial Expert
The Board of Directors has determined that both Frederick A. Richman and Jana L. Barsten qualify as an “audit committee financial expert” and “independent” in accordance with the requirements of the SEC and the rules and regulations of the NYSE.
Audit Committee Report
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate by reference this proxy statement or future filings with the SEC, in whole or in part, the following information shall not be deemed to be incorporated by reference into any such filings.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025, contained in the Company’s Annual Report on Form 10-K (the “2025 Financial Statements”), with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm that is the Company’s independent auditor, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has also received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed PwC’s independence with them. Based on the foregoing review and discussions, the Audit Committee has recommended to the Company’s Board of Directors that the 2025 Financial Statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
Jana L. Barsten (Chair) Julia L. Coronado, Ph.D. Marc H. Morial Frederick A. Richman Marnie H. Wilking

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The Board and Committees	Table of Contents
Compensation Committee
Responsibilities
The function of the Compensation Committee is to establish compensation policies for the Company’s officers and to engage in oversight with regard to key compensation plans in which officers, directors and employees are eligible to participate.
Compensation Committee Procedures
For a description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” (“CD&A”) section.
Compensation of directors is determined by the full Board of Directors, except for equity awards under the Stock Incentive Plan, which are granted by the Compensation Committee subject to the annual share limit previously approved by stockholders under the Stock Incentive Plan.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2025 were: Robert J. Pace, Frederick A. Richman, and Dirk A. Kempthorne. No member of the Compensation Committee was at any time during 2025 or at any other time an officer or employee of the Company, and no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee or as a Company director during 2025.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the CD&A appearing later in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in the Company’s annual report on Form 10-K for 2025 and in this proxy statement.
Robert J. Pace (Chair) Dirk A. Kempthorne Frederick A. Richman
Executive Committee
Responsibilities
The Executive Committee has all of the powers of the Board of Directors, subject to certain exceptions as specified by Delaware law.
Stockholder Communications with Directors
Stockholders or other interested persons who wish to communicate with any director, including the Lead Director, the non-management directors as a group, or the entire Board may do so by addressing communications to such person or persons c/o Robert Half Inc., 2884 Sand Hill Road, Suite 200, Menlo Park, CA, 94025, Attn: Corporate Secretary — Director Communication. The Corporate Secretary or her delegee will forward such communication to the addressee unless she determines that the communication is not suitable for delivery. Examples of communications that would not be suitable for delivery include, but are not limited to, (a) advertisements or solicitations; (b) frivolous, obscene or offensive items; or (c) communications unrelated to the business, affairs or governance of the Company.
Available Information
The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and charters for its Audit Committee, Compensation Committee, and Nominating and Governance Committee are available on its website at https://www.roberthalf.com/us/en/about/investor-center/corporate-governance. Each of these documents is also available in print to any stockholder who makes a request to Robert Half Inc., 2884 Sand Hill Road, Suite 200, Menlo Park, CA 94025, Attn: Corporate Secretary.

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Compensation
Proposal 2 — Advisory Vote on Executive Compensation
In accordance with Section 14A of the Exchange Act, we are asking stockholders to cast an advisory vote at the Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the compensation philosophy, policies and practices described in this proxy statement. Although pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the vote is non-binding, the Compensation Committee and the Board of Directors consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.
At the 2025 Annual Meeting, approximately 97.8% of stockholder votes approved the Company’s 2024 executive compensation. Consistent with its pay-for-performance policy, the 2025 bonus and performance shares are based on Company performance as set forth below.
•For the Company’s annual cash incentive bonuses, the Compensation Committee set revenue and net income targets at levels that would emphasize achievement of both top-line and bottom-line results. Consistent with broader trends throughout the entire staffing industry, the Company’s 2025 operating results were impacted by ongoing economic uncertainty which affected client and candidate confidence levels, which lengthened their decision time frames and elongated our sales cycles. This resulted in down revenues and earnings for the year and in bonuses for 2025 that were equal to 59.1% of target 2025 bonuses and 60.9% of actual 2024 bonuses.
•All equity awards issued to executive officers during 2025 were again 100% performance shares and were subject to three-year cliff service vesting and two performance conditions: a three-year relative ROIC condition and a modifier based on three-year relative total shareholder return ("TSR"). The complete results for the 2025 performance shares will not be known until after the end of 2027.
The Compensation Committee believes that the compensation decisions made during 2025 create a strong alignment between pay and performance.
Stockholders are asked to indicate their support for our named executive officer compensation as described in this proxy statement by voting FOR the following resolution at the Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”
Under the Board’s policy of providing for annual say-on-pay votes, the next say-on-pay vote will occur at our annual meeting held in 2027.

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Compensation	Table of Contents
Compensation Discussion and Analysis
Executive Summary
Fiscal 2025 was a year marked by significant headwinds for the Company and the broader staffing industry. In response, the Compensation Committee maintained its long-standing pay-for-performance framework while reducing target incentive opportunities to reflect lower expected financial performance, preserving the retention value of the overall program, and continuing to emphasize multi-year performance-based equity.

Performance and Compensation Highlights	Named Executive Officers (“NEOs”)

In 2025, the Company took the following steps to continue to align compensation with performance and stockholder interests:
•In March 2025, the Compensation Committee maintained base salary for incumbent executives at the same levels as for 2024. Consistent with historical practice, the target bonuses for NEOs were adjusted commensurate with changes in the net income and revenue target performance metrics for the year. Specifically, the target bonuses for 2025 for NEOs were set 22% lower than 2024 target bonuses based on a 21% decrease in the net income target metric and a 1% decrease in the revenue target metric for 2025 when compared with the net income and revenue targets for 2024. The Compensation Committee continued to award 100% of equity as performance shares for executive officers.
•Earnings and revenues for 2025 were down year over year. Net income was $133 million (51.0% of target) and revenue was $5.379 billion (91.4% of target).
•The Board and Compensation Committee view the performance of the management team to be commendable in steering the Company through tight labor markets and an uncertain economic landscape including a multi-year downturn throughout the staffing industry. In 2025, bonuses were awarded at 59.1% of target based on actual net income and revenue performance relative to goals as described above.
•All equity awards issued to executive officers in 2025 were in the form of performance shares. Performance share grants were subject to three-year cliff service vesting and two performance conditions—a three-year relative ROIC and three-year relative TSR, both measured versus an industry peer group of over 100 companies. Target payouts for the ROIC modifier require 65th percentile relative performance with maximum payout achieved at the 90th percentile and threshold payout requiring performance at the 40th percentile. The equity award is totally forfeited if cumulative ROIC performance is below the 40th percentile threshold. After the ROIC performance is calculated, a relative TSR modifier can adjust the payout +/- 25% using a target of 50th percentile performance.

M. Keith Waddell
President and CEO
Michael C. Buckley
Executive Vice President, Chief Financial Officer
Paul F. Gentzkow
President and CEO,
Talent Solutions
Joseph A. Tarantino
President and CEO, Protiviti
Harold M. Messmer, Jr.
Chairman of the Board

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Table of Contents	Compensation
2025 Highlights
Under management’s leadership, the Company navigated a challenging environment marked by lower activity labor markets and elevated global economic uncertainty, as noted below:
1.Consistent with broader trends throughout the entire staffing industry, during 2025, the Company's results were adversely impacted by ongoing macroeconomic uncertainty and a multi-year staffing recession. Revenues were $5.38 billion, and net income was $133 million. Operating margin was 3%. These results were below the Company’s annual incentive goals and drove proportionately lower payouts under the Annual Performance Bonus Plan.
2.The Company’s ROIC for 2025 was 10%.
3.The Company had operating cash flow of $320 million in 2025, which helped to fund approximately $80 million in stock repurchases on the open market, $82 million for capital expenditures (including capitalized cloud computing implementation costs), and the distribution of $238 million in dividends to stockholders. The Company increased the amount of its quarterly dividend per share by 11% during 2025.
4.The Company has returned $2.12 billion to stockholders during the past five years through dividends and stock repurchases. The dividend has grown at an annual compounded rate of 11% on a per share basis since its 2004 inception, and the Company's share count is down 12% in the last five years and 24% in the last 10 years.
5.The Company ended the year with $464 million in cash and cash equivalents and no debt. Longstanding, conservative financial policies have left the Company with the financial flexibility to expand as the Company deems appropriate.
6.The Company was named to Fortune's 100 Best Companies to Work For® list (Robert Half and Protiviti).
7.The Company also retained its key executives and key field personnel during the year. The Compensation Committee believes this continuity in leadership is critical to the Company's future success and attributable to the Company’s strong culture and competitive compensation programs.
Executive Officers
The following table lists for each current executive officer of the Company, such officer’s name, age on the date of the Meeting, and current positions and offices with the Company:

Name	Age	Office

M. Keith Waddell	69	President and Chief Executive Officer
Paul F. Gentzkow	70	President and Chief Executive Officer, Talent Solutions
Joseph A. Tarantino	67	President and Chief Executive Officer, Protiviti
Michael C. Buckley	60	Executive Vice President, Chief Financial Officer
Harold M. Messmer, Jr.	80	Chairman of the Board
Robert W. Glass*	67	Executive Vice President, Corporate Development

—*A Note of Gratitude —
The Robert Half management team and employees were deeply saddened by the untimely passing of Robert W. Glass on March 29, 2026. Mr. Glass had been Executive Vice President, Corporate Development, since 2004. From 1993 until 2004, he served as Senior Vice President, Corporate Development. From 1987 until 1993, he served as Vice President, Corporate Development. Mr. Glass played an important role in Robert Half’s history and the Company benefited considerably from his leadership and contributions over the years. He will be remembered with great fondness and respect.

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Compensation	Table of Contents
The biographies for Messrs. Waddell and Messmer are included with the description of our Board of Directors, under the heading “Directors.”
Mr. Buckley has been Executive Vice President and Chief Financial Officer since December 15, 2019. Previously, Mr. Buckley served as Treasurer from 2004 through December 14, 2019, and Executive Vice President and Chief Administrative Officer from 2007 through December 14, 2019. He was Vice President from 2001 through 2007, and served as Controller, Corporate Accounting from 1999 until 2004. From 1995 through 1999, he held various other positions with the Company.
Mr. Gentzkow has been President and Chief Executive Officer—Talent Solutions since December 15, 2019. From 2004 through December 14, 2019, Mr. Gentzkow served as President and Chief Operating Officer—Talent Solutions. From 2000 until 2004, he served as Executive Vice President, Operations. Prior to that, he served as Director of Field Operations.
Mr. Tarantino has been President and Chief Executive Officer of the Protiviti division since 2007, and has been with Protiviti since its inception in 2002. From 2002 to 2007, Mr. Tarantino served as managing director of the firm’s U.S. Northeast practice and led Protiviti's global industry program. Mr. Tarantino was appointed as an executive officer in May 2023.
All of the executive officers serve at the pleasure of the Board of Directors. Mr. Messmer has an employment agreement with the Company to serve as Chairman. In addition, severance agreements have been entered into with each of the executive officers. See the discussion under “Employment Agreements and Potential Payments upon Termination or Change in Control” below.
There are no family relationships between any of the directors or executive officers.
Engaging With Stockholders
The Compensation Committee is composed solely of independent directors and maintains multiple channels for stockholder engagement, including the annual advisory vote on executive compensation, direct investor outreach, and feedback communicated through management and the Board. The Compensation Committee considers this ongoing dialogue an important element of sound compensation governance.
The Compensation Committee has a demonstrated record of responding to stockholder feedback. In 2019, the Compensation Committee changed the structure of its long-term performance-based equity awards after considering stockholder feedback, and has used the same structure since then, including for the 2025 performance share awards. Also, in 2022, the Compensation Committee added selected corporate responsibility criteria as a qualitative consideration in setting the CEO’s target bonus. At the 2025 annual meeting, the Company’s say-on-pay proposal received 97.8% support, consistent with high levels of stockholder support in recent years. In light of that feedback, the Compensation Committee has retained its general approach to executive compensation and continued to apply the same general pay-for-performance principles and philosophy as in prior fiscal years.
The Compensation Committee will continue to seek and consider stockholder concerns and feedback in the future. In addition to the Compensation Committee’s process, our executive management team actively communicates with stockholders throughout the year. Generally, these communications involve participating in investor presentations and question and answer sessions, meeting with investors and stockholders in small groups, and responding to investor and stockholder emails and telephone calls. Our management team communicates with the Board regarding questions, observations and comments relayed by investors and stockholders. The Board considers such stockholder concerns as a part of its broader oversight and governance responsibilities. Further, the Company has an established procedure for the delivery of communication directed to non-management directors as specified in the “Stockholder Communications with Directors” section of this proxy statement.

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Table of Contents	Compensation
Compensation Risk and Governance
The Company’s compensation program features are in line with corporate governance best practices as summarized below:

Hedging and Pledging Policy
The Company does not allow any pledging or hedging of Company stock (whether granted as compensation from the Company or otherwise held directly or indirectly) by directors, officers and employees. Specifically, Company policy prohibits hedging or monetization transactions through mechanisms such as prepaid variable forward contracts, equity swaps, collars and exchange funds. This policy is included on the Policy on Compliance with Securities Laws, available on the Company’s website at https://www.roberthalf.com/us/en/about/investor-center/corporate-governance.

Maximum Award Amounts	The Compensation Committee establishes caps on maximum awards with a mix of long-term and short-term performance objectives.

No Stock Options
The Company stopped issuing stock options to executive officers in 2005. For many years the Company has exclusively granted performance share awards to its executive officers that have a three-year performance period. As a result, the Company has no policy or practice regarding equity grant timing, including option grant timing in relation to the disclosure of material nonpublic information by the Company.

Balanced Mix of Short-Term and Long-Term Elements	The executive compensation program provides a balance between long-term and short-term incentives.

1-Year Minimum Vest Policy
The Stock Incentive Plan incorporates a 1-year minimum vesting period policy for equity grants made under the Stock Incentive Plan. The vesting period for equity grants made to executive officers during 2025 was 3-year cliff vesting coupled with a 3-year performance period.

No Dividends on Unearned Shares	Equity awards do not receive dividends until all performance conditions and time vesting requirements have been satisfied. Dividends declared prior to the satisfaction of all requirements are accrued but not paid until the underlying shares subject to the equity award vest. If a portion of the award is forfeited, the accrued dividends on that portion will also be forfeited.

Clawback Policy
In 2023, the Compensation Committee amended and restated the Executive Compensation Clawback Policy adopted in 2008. The amended and restated Clawback Policy was revised to align with Rule 10D-1 of the Securities Exchange Act of 1934 and the related listing rule adopted by the NYSE in 2023. This policy is available as an exhibit to the Company’s Annual Report on Form 10-K, Exh. 97.1.

Supplemental Clawback Policy
In 2026 the Compensation Committee adopted a Supplemental Clawback policy. The Policy provides for the recovery of incentive-based compensation on a basis broader than what is required under Rule 10D-1. Specifically, the policy defines “Incentive-Based Compensation” to cover incentive compensation with time-based vesting conditions.

Severance Benefits Policy	The Compensation Committee adopted the Compensation Committee Policy Regarding Severance Benefits for Executive Officers in 2008. The Committee reaffirmed the policy in 2025. The policy aligns the Company’s severance policy with market practice. The policy provides that future severance agreements with any executive officer shall not, individually or in the aggregate, provide severance benefits, as defined in the policy, that exceed 2.99 times the sum of such executive officer’s base salary and annual bonus. This policy is available on the Company’s website at https://www.roberthalf.com/us/en/about/investor-center/corporate-governance. No executive officer has ever been terminated under circumstances that required severance payments.

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Compensation	Table of Contents

Share Ownership Policy
The Board has established a policy for the Company’s executive officers that requires each officer to own shares having a total fair market value equal to a specified multiple of base salary. The multiple of base salary applicable to the CEO is 6x and the multiple for all other NEOs is 3x. The number of shares required to be owned increases with any increase of base salary. With any increase of base salary, an executive officer will have two years in order to comply with the then-current policy. Each person who becomes an NEO in the future is required to own the minimum shares required under the policy within five years of his or her election. Pursuant to such policy and based at the time the policy was applicable to the NEO or at the time of an increase of base salary, the minimum number of shares that Messrs. Waddell, Gentzkow, Buckley, Messmer and Tarantino are required to own are 32,227, 14,502, 11,279, 3,384 and 37,779, respectively. Each such officer owns significantly more shares than the minimum requirement and is in compliance with the requirements of the amended policy.
The Board of Directors has also adopted a policy regarding minimum required share ownership by the Company’s directors as described in more detail in the “Required Director Ownership” section.

No Excise Tax Gross-Up Payments	The Compensation Committee has established that no excise tax gross-up payments shall be made to executive officers or non-employee directors in the event of a change in control.

No Perquisites	Consistent with prior fiscal years, the Compensation Committee did not approve any perquisites for executive officers during 2025.

Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant that reports directly to the Compensation Committee.

Alignment with Absolute and Relative Operational Performance	For 2025, the Company utilized a combination of absolute and relative performance metrics to align pay with performance. Absolute metrics include revenue and net income, while relative metrics include three-year relative ROIC and relative TSR.

Goal Rigor
During the past 10 years, after consideration of all performance conditions, the cash bonuses were paid below target levels 8 times and above target levels 2 times. The performance shares actually earned were less than target 2 times and more than target 8 times.

No Guaranteed Compensation	The Company has no commitments to provide for guaranteed increases in salary, non-performance-based bonuses or equity compensation.

Annual Risk Assessments	The Compensation Committee conducts annual assessments to identify and mitigate risk in compensation programs.

No Repricing	The Company's Stock Incentive Plan expressly prohibits repricing or repurchasing equity awards that are underwater without stockholder approval.
The Compensation Committee has concluded that the Company’s 2025 compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on the Compensation Committee’s review of the above noted governance features, the Compensation Committee’s annual risk assessment for 2025, and the Compensation Committee’s discussions with management about the risk assessment (see further discussion in the “Compensation Process” section).

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Table of Contents	Compensation
2025 Compensation Highlights
The Company’s executive compensation program remained heavily performance-based in 2025. For the CEO, 92% of target compensation was performance-based and only 8% was fixed. The Compensation Committee believes that a substantial majority of executive pay should vary with Company performance and long-term stockholder outcomes.
Compensation for the Company’s CEO for 2025 as compared with 2024 was as follows:

Base Salary	No Change
Decrease in Actual Cash Bonus	39.1% Decrease in Dollar Amount
Actual Cash Bonus Payout	59.1% of Target
Target Grant Date Closing Value of Performance Shares	No Change in Dollar Value
All stock awards granted to the CEO in 2025, and all stock awards granted to executive officers generally, were performance shares. As a result, none of the stock awards had a guaranteed payout or vested solely based on continued service. The ultimate value delivered under these awards depends on the Company’s financial and investment performance.
As discussed below, the 2025 annual cash incentives and long-term equity awards were subject to various performance metrics described below, with target achievement levels that the Compensation Committee believed were realistically possible to achieve but not easily achieved.

Annual Performance Bonus Plan and Performance Share Goals

•
Annual Performance Bonus Plan: The Annual Performance Bonus Plan goals are based on achieving certain levels of revenue and net income such that both top-line and bottom-line results determine the final payout.

•
2025 Performance Shares: The performance share goals of ROIC and TSR consist of three-year cumulative ROIC relative to the three-year cumulative ROIC of a broad industry peer group and three-year TSR relative to the three-year TSR of a broad industry peer group. Also, the executive must remain employed through the third anniversary of the grant date.

The above operational goals were based on our strategic plan for 2025 and took into account other factors, such as consensus Wall Street estimates.
2025 Base Salary
The Compensation Committee reviews the base salary of our NEOs annually with input from the independent compensation consultant. In doing so, the Compensation Committee considers role, responsibilities, experience and performance. The Compensation Committee’s objective is to keep fixed compensation relatively modest in order to focus compensation on performance-based bonuses and stock awards. In 2025, all NEO base salaries were retained at the same level as 2024.
2025 Annual Performance Bonus Plan
The 2025 bonus award was determined in accordance with a formula that applies the ratio of actual performance to target performance directly to each NEO’s target bonus, with no leveraged payout scaling. For example, if actual performance relative to each of the specified metrics exceeds target by 20%, then actual bonuses exceed target by 20%. The Compensation Committee selected revenue and net income as the metrics to emphasize both top-line and bottom-line performance and avoid any duplication of metrics under the Annual Performance Bonus Plan and the Stock Incentive Plan. For 2025, the Compensation Committee provided that each individual’s actual bonus would be determined by weighting 20% on the ratio of actual revenue to target revenue and 80% on the ratio of actual net income to target net income. Actual revenue and actual net income were measured under GAAP, subject to

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limited adjustments for changes in GAAP or tax laws if such changes resulted in an adjustment to revenue by 5% or more and/or net income by $4,000,000 or more. No bonus could exceed the lesser of 200% of the target bonus or $9,000,000, and no bonus would be paid if actual net income for 2025 was less than zero. The Compensation Committee has the discretion to reduce any bonus within limits specified in the plan but has no discretion to increase any bonus above the amount that would be determined by the formula.
For 2025, performance targets and actual results were as follows:

	2025 Target ($)	2025 Results ($)	Satisfaction of Performance Metrics (% of Target)

Revenue (20% weight)	5.88 B	5.38 B	91.4
Net Income (80% weight)	261 M	133 M	51.0
Combined			59.1
For 2025, the revenue target of $5.88 billion represented a decrease of 4.95% relative to the 2024 target and a 1.5% increase over actual 2024 revenue. The net income target was $261 million, representing a 25.7% decrease versus the 2024 target and 3.7% increase relative to actual 2024 net income. The combined target goal for 2025 was 21.5% lower than the combined goal for 2024. The Compensation Committee believes these targets were appropriately rigorous because they reflected lower market expectations while still requiring improvement over prior-year actual results. The Compensation Committee established the 2025 annual incentive targets after reviewing the Company’s internal financial projections, external macroeconomic and labor market conditions, and the consensus view of investment analysts following the Company that were available at the beginning of 2025. Consistent with those goals, the Company reduced target cash bonus opportunities for the NEOs by 21.5% compared to the target opportunities set in 2024. The Compensation Committee also considered the Company’s performance in the area of corporate responsibility as a qualitative consideration in setting the CEO’s 2025 target bonus.
2025 was the second year that Mr. Tarantino participated in the Annual Performance Bonus Plan ("APBP"). Because he leads the Protiviti segment, the Compensation Committee used Protiviti segment revenue and Protiviti segment income as his performance metrics in a structure that mirrored the formula for the other NEOs.
For 2025, performance targets and actual results for Mr. Tarantino’s APBP results were as follows:

	2025 Target ($)	2025 Results ($)	Satisfaction of Performance Metrics (% of Target)

Protiviti Segment Revenue (20% weight)	2.07 B	1.95 B	94.3%
Protiviti Segment Income (80% weight)	185.4 M	112.4 M	60.6%
Combined			67.4%
The Compensation Committee determined that the Protiviti segment revenue and segment income targets for 2025 were appropriate in light of macroeconomic factors and based on the Protiviti financial projections reviewed in connection with the strategic planning at the beginning of 2025. As with the Company-wide goals, the Protiviti targets were intended to be realistic but challenging at the time they were set in early March 2025.
For 2025, actual performance produced formulaic payouts equal to 59.1% of target for the NEOs linked to Company-wide metrics and 67.4% of target for Mr. Tarantino. No upward or negative discretion was applied. Individual bonus awards under the Annual Performance Bonus Plan were as follows:

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	Target Bonus ($)	Actual Bonus ($)		Actual Bonus as Percentage of Target (%)

Mr. Waddell	1,421,133	839,330	}	59.1
Mr. Buckley	753,384	444,953
Mr. Gentzkow	1,279,019	755,396
Mr. Messmer	391,961	231,495
Mr. Tarantino	1,400,544	943,287		67.4
2025 Performance Shares
All equity awards granted to executive officers during 2025 were performance shares. The 2025 performance share grants are subject to three-year cliff service vesting and two performance conditions: (i) our three-year cumulative ROIC ranking relative to the three-year cumulative ROIC of an industry peer group of approximately 130 companies and (ii) reduction or increase based on our TSR for the three-year period of January 1, 2025, to December 31, 2027, relative to the three-year TSR of the same industry peer group.
In determining the size of each executive’s 2025 performance share grant, the Compensation Committee considered the previous year’s grant value, the number of shares granted the previous year, the Company’s stock price at the date of grant, the Company’s financial and stock price performance in the prior year, the rigor of the performance metrics, the levels of other compensation granted to the executive, the total compensation package for the executive and the individual performance of each executive. The Compensation Committee does not assign specific weights to these factors. Rather it exercises informed judgment within the framework of the broader compensation philosophy.
Based on peer group data, other comparables, and the advice of its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), the Compensation Committee believes that the 2025 long-term incentive and annual incentive opportunities were positioned at levels that support retention and motivation while maintaining a strong link between compensation outcomes and performance. The Compensation Committee also believes the relative relationship among NEO compensation opportunities remains appropriate in light of each executive’s role and responsibilities, and internal equity. For purposes of determining the number of performance shares to be granted, the Compensation Committee used the closing stock price on the date of grant. The grant date fair value reflected in the Summary Compensation Table differs because applicable accounting standards require use of a Monte Carlo valuation model for awards that include a market condition.
2025 Performance Design
The 2025 performance share grants are subject to:
1.Reduction or increase in the number of shares based on the Company’s average ROIC for the three-year period from January 1, 2025, through December 31, 2027 (the “Measurement Period”), relative to the 65th percentile ROIC of an industry peer group consisting of companies (other than the Company) in the four-digit GICS code 2020 Commercial & Professional Services sub-industry (market capitalization exceeding $100 million) (the “Industry Peer Group”) as measured during the Measurement Period (the “ROIC goal”);
2.After the application of the relative ROIC goal, a reduction or increase in the number of shares based on the Company’s relative TSR performance during the Measurement Period relative to the 50th percentile TSR of the Industry Peer Group as measured during the Measurement Period; and
3.Continued employment through March 25, 2028, the third anniversary of the March 25, 2025 grant date.

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ROIC Performance Goal
For the 2025 performance share grants, the ROIC goal is measured against the 65th percentile ROIC of the Industry Peer Group as measured during the Measurement Period. The Compensation Committee intentionally set the target above the median in order to require superior relative operating performance for earn-out at target. The number of shares subject to an award can increase by up to 50% or decrease an award to zero as follows:
•If the Company’s ROIC ranking for the Measurement Period is below the 65th percentile of the Industry Peer Group, the number of shares subject to each award will be decreased by a percentage determined by multiplying the percentage point difference between the 65th percentile of the Industry Peer Group and the Company’s ROIC ranking by 2 (with a proportionate reduction for fractions of a percentage point), up to a maximum decrease of 50% if the Company’s ROIC ranking is at the 40th percentile.
•If the Company’s ROIC is below the 40th percentile, the award will be forfeited and no shares will be earned thereunder.
•If the Company’s ROIC ranking is above the 65th percentile of the Industry Peer Group, the number of shares subject to each award will be increased by a percentage determined by multiplying the percentage point difference between the 65th percentile of the Industry Peer Group and the Company’s ROIC ranking by 2 (with a proportionate increase for fractions of a percentage point), up to a maximum increase of 50% if the Company’s ROIC ranking is at or above the 90th percentile.
•However, if the Company’s ROIC ranking is at the 65th percentile of the Industry Peer Group, no adjustment will be made to an award.
For example, if the Company’s relative ROIC were at the 59th percentile of the Industry Peer Group, then 12% of the target shares will be forfeited.
In establishing the ROIC formula, the Compensation Committee provided that to the extent changes in GAAP and changes in tax law reduce or increase the Company’s ROIC by 10% or more, such changes will be excluded in calculating the Company’s ROIC and the ROIC of each of the members of the Industry Peer Group.
TSR Modifier Metric
After the relative ROIC performance condition is applied, relative TSR over the same three-year measurement period can adjust the award upward or downward by as much as 25%. This secondary modifier is intended to ensure that stockholder return performance influences final payouts, while holding to the program’s primary emphasis on operating performance and capital efficiency:
•If the Company’s TSR for the Measurement Period is at the 50th percentile of the TSR of the Industry Peer Group, no adjustment to the award will be made.
•If the Company’s TSR is below the 50th percentile TSR of the Industry Peer Group, the award will be decreased by the percentage point difference between the median TSR and the Company’s TSR (with a proportionate reduction for fractions of a percentage point), up to a maximum decrease of 25 percentage points.
•If the Company’s TSR is above the 50th percentile TSR of the Industry Peer Group, each restricted share grant shall be increased by the percentage point difference between the Company’s TSR and the median TSR (with a proportionate increase for fractions of a percentage point), up to a maximum increase of 25 percentage points.
•The TSR modifier will be applied after the ROIC performance formula, meaning that it will only apply to the number of performance shares that remain subject to the award following application of the ROIC performance formula.
Time-Vesting Requirement
Each 2025 performance share grant will vest in full on the third anniversary of the grant date on a cliff basis, subject to continued service through the vesting date. The time vesting requirement (but not the ROIC requirement or the TSR requirement) is waived upon death or total and permanent disability. In addition, each executive has a post-employment part-time agreement that provides for part-time service for four years after retirement, which allows outstanding performance share awards to continue during that service period.
No portion of a 2025 performance share grant may be released until all three requirements have been satisfied: relative ROIC performance, relative TSR performance and the time-based service requirement.

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Performance share grants do not receive dividends until all applicable requirements have been satisfied. Dividends declared prior to vesting are accrued but not paid unless and until the underlying shares vest, and, the accrued dividends on forfeited shares will also be forfeited.
Realized 2023 Performance Shares
As described in the proxy statement for our 2024 annual meeting of stockholders, the performance share awards granted in 2023 used substantially the same design as the 2025 awards, with a primary ROIC performance condition and a secondary relative TSR modifier measured over the January 1, 2023 through December 31, 2025 period.
For the 2023 performance cycle, the Company’s three-year ROIC performance was 7.6 percentage points higher than the ROIC performance of the Industry Peer Group at the 65th percentile and the Company’s three-year TSR performance was 25 percentage points lower than the 50th percentile TSR of the Industry Peer Group. After application of the ROIC condition and the TSR modifier, the 2023 performance share awards were earned at 104.3% of target shares.
The earned 2023 performance awards vested on March 20, 2026, three years from the date of grant and subject to the executive providing service through such time, and were released when the performance conditions were certified at the Compensation Committee meeting at the end of March 2026.

Name	Target 2023 Performance Shares (#)	Additional Shares three-year ROIC Condition plus TSR modifier* (#)	Total 2023 Performance Shares (#)

Mr. Waddell	60,104	2,554	62,658
Mr. Buckley	19,888	845	20,733
Mr. Gentzkow	50,938	2,164	53,102
Mr. Tarantino	17,054	724	17,778
Mr. Messmer	15,272	649	15,921
*Performance was earned at 104.3% of the target performance shares.
Compensation Philosophy—Pay for Performance
The Compensation Committee believes the Company’s executive compensation program should serve two complementary objectives. First, it should align a substantial majority of executive pay with Company performance and long-term stockholder outcomes. Second, it should provide competitive compensation opportunities that enable the Company to attract, retain and motivate executives in a people-intensive business where leadership continuity, judgment and execution are important to long-term success.
The Company operates in a personal services business in which there are few tangible assets and in which people represent the true “assets” of the Company. The Compensation Committee is also mindful of the fact that the Company’s industry is fractured with a myriad of private firms owned by entrepreneurial individuals or financed by private equity firms representing the Company’s most effective competition in many markets. It therefore believes the compensation program must remain sufficiently competitive not only against public company peers but also against other competitors that often provide substantial upside to senior leaders. At the same time the Compensation Committee believes that most executive compensation should remain at risk and contingent on performance rather than guaranteed.

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The Compensation Committee also values the Company’s deep leadership experience. The Company’s management has been stable for four decades: three of the executive officers (Messrs. Messmer, Waddell, and Gentzkow) have been with the Company since the 1980s and Mr. Buckley has been with the Company for over 30 years. Mr. Tarantino has been with Protiviti since its inception in 2002.
Mr. Waddell joined as the third official employee of the Company in 1986 and was a key leader alongside Mr. Messmer during the Company’s substantial growth. In 1986, the annual revenues of Robert Half were approximately $7 million. Under Mr. Waddell’s leadership in fiscal 2025, a year of economic uncertainty, the Company’s revenues were $5.38 billion. Mr. Waddell was also a key participant in the formation of Protiviti which, since its formation in 2002, has grown from revenues of $18 million in its first full quarter of operation to approximately $1.95 billion in annual revenues in 2025.
The Compensation Committee believes that the Company’s long-tenured management team has contributed significantly to the Company’s development, diversification and long-term stockholder returns, and that the compensation program should continue to support retention of executives who are capable of leading through both favorable and adverse economic cycles.
Consistent with that philosophy, the Company emphasizes variable compensation rather than fixed pay. Base salaries are intended to be relatively modest, while annual cash incentives reward near-term financial performance and long-term equity incentives reward sustained relative operating performance and stockholder returns. The Committee believes this balance promotes accountability for results without encouraging management to focus unduly on short-term outcomes at the expense of longer-term value creation.
In 2025, 92% of the CEO’s and 87% of other NEOs’ target compensation was performance-based.

CEO Compensation	Named Executive Officer Compensation other than CEO

8.3%
13.9%
77.8%
Salary
Performance Based Cash Incentive
Performance Based Share Award

13.5%
18.2%
68.3%
Salary
Performance Based Cash Incentive
Performance Based Share Award

While the Compensation Committee is responsible for executive compensation, the broader philosophy of rewarding for superior performance and encouraging long-term value creation is applied throughout the Company. The Company believes its long-term success is due to its ability to attract and retain top talent at many levels and the Company’s compensation practices should reflect and reinforce that broader culture.

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Table of Contents	Compensation
Compensation Process
The Compensation Committee determines each component of compensation for our executive officers. In setting compensation for a given year, the Compensation Committee reviews (a) the Company’s results for the prior year, (b) the business issues expected to confront the Company in the coming year, (c) the individual performance of the executive officers, (d) retention considerations, (e) the Company’s corporate responsibility performance and (f) any other information it considers relevant. The Compensation Committee does not assign formulaic weights to these factors. However, the most important of these factors is the Company’s performance and, as described above, the vast majority of executive compensation is highly contingent upon the Company’s results.
In addition, the Compensation Committee considers executive compensation at competitors and other companies (including the Staffing Industry Analysts study), and other factors such as compensation as a percentage of total market value. While this review and the items in the foregoing paragraph inform the decisions of the Compensation Committee on the range of compensation opportunities, the Compensation Committee does not tie executive officer compensation to specific market percentiles. After such review, the Compensation Committee makes its ultimate determinations using its business judgment based upon the evaluation of such information and its long-term experience with the Company and its executive officers.
Independent Compensation Consultant
The Compensation Committee has retained FW Cook as its independent compensation consultant. FW Cook is retained directly by the Compensation Committee (and not on behalf of management) and performs no other consulting or other services for the Company. In compliance with SEC and NYSE rules, the Compensation Committee annually reviews information related to FW Cook’s relationship with the Company, the members of the Compensation Committee and the Company’s executive officers. The Compensation Committee confirmed that FW Cook does not provide any other services to the Company or its management except with respect to the services provided on behalf of the Compensation Committee, and that FW Cook had no business or personal relationship with any member of the Compensation Committee or executive officer. The Compensation Committee also reviewed information on the fees paid to FW Cook (which represented less than 0.1% of FW Cook’s total consulting income during calendar year 2025) and FW Cook’s ownership of any Company securities. Considering this information, the Compensation Committee has determined that FW Cook is independent and that its work for the Compensation Committee during 2025 did not raise a conflict of interest.
Other Benefits
In addition to the compensation elements described above, each executive participates in certain nonqualified deferred compensation arrangements. The Compensation Committee believes these arrangements are appropriate for a corporation of the Company’s size, and, particularly in light of the modest salaries and long service and historical results of management, believes that the benefits remain reasonable. The Company does not make any company contribution under any tax-qualified retirement arrangements for these executives. A detailed description of how the deferred compensation arrangements operate is set forth below in the paragraphs under the “Nonqualified Deferred Compensation” table.
The Company also maintains severance and related agreements, as described elsewhere in this proxy statement, that are intended to support orderly transitions, retention and continuity of leadership, rather than to provide excessive post-employment benefits. These arrangements vary by agreement and triggering event, and no executive officer is entitled to an excise tax gross-up payment.
2025 Form of Summary Compensation Table Reflecting Performance Share Awards Valued at Closing Price on Date of Grant
The following table summarizes compensation for the NEOs for 2023, 2024 and 2025 using the closing stock price on the date of grant to value performance share awards. This table generally conforms to the SEC Summary Compensation Table, except that it presents equity awards using the grant-date closing value rather than the accounting grant date fair value required by ASC Topic 718. The Compensation Committee believes this supplemental presentation is useful because it shows the target value of the awards at

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grant in a manner that is readily comparable from year to year, while the standard SEC table that follows continues to present compensation in the format required by the SEC’s rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (a) ($)	Non-Equity Incentive Plan Compensation (b) ($)	All Other Compensation (c) ($)	Total ($)

M. Keith Waddell President and Chief Executive Officer	2025	500,000	—	4,532,948	839,330	200,900	6,073,178
	2024	500,000	—	4,533,044	1,377,582	281,637	6,692,263
	2023	500,000	—	4,533,044	2,058,492	383,774	7,475,310

Michael C. Buckley Executive Vice President, Chief Financial Officer	2025	350,000	—	1,499,994	444,953	119,243	2,414,190
	2024	350,000	—	1,499,935	730,296	162,044	2,742,275
	2023	350,000	—	1,499,953	1,091,267	216,190	3,157,410

Paul F. Gentzkow President and Chief Executive Officer, Talent Solutions	2025	450,000	—	3,840,976	755,396	180,809	5,227,181
	2024	450,000	—	3,841,698	1,239,824	253,474	5,784,996
	2023	450,000	—	3,841,744	1,852,642	345,396	6,489,782

Joseph A. Tarantino President and Chief Executive Officer, Protiviti	2025	850,000	—	2,089,968	943,287	268,993	4,152,248
	2024	850,000	—	2,801,534	1,235,216	312,782	5,199,532
	2023	850,000	1,089,000	2,289,923	227,348	357,443	4,813,714

Harold M. Messmer, Jr. Chairman of the Board	2025	105,000	—	1,150,989	231,495	—	1,487,484
	2024	105,000	—	1,151,826	379,950	—	1,636,776
	2023	105,000	—	1,151,814	567,751	—	1,824,565

a.The amounts in this column represent the value of performance share grants computed by multiplying the number of shares granted on March 20, 2023 by $75.42, March 19, 2024 by $78.58, and March 25, 2025 by $53.43, which were the respective closing price per share of the Company’s stock on the date of grant. Mr. Tarantino also received performance shares on May 17, 2023 which were multiplied by $67.28, which was the closing price per share on the May 17 grant date. For Mr. Tarantino, in addition to the value of performance share grants calculated as set forth in the previous sentences, the amount in the "Stock Awards" column for 2024 also includes $711,542 for the value of a restricted share grant under the Protiviti ICP related to 2023 performance computed by multiplying the number of shares granted on March 19, 2024 by $78.58. As described in the Company’s 2023 Proxy, Mr. Tarantino was appointed to serve as an executive officer of the Company in May 2023. His incentive compensation for 2023 was determined under the Protiviti Managing Director Incentive Compensation Program (the “Protiviti ICP”) prior to his appointment. Therefore, the amount in the "Stock Awards" column for Mr. Tarantino for 2023 includes, in addition to the value of performance share grants calculated as set forth in the first and second sentences hereof, $1,039,998 for the value of a restricted share grant under the Protiviti ICP related to 2022 performance computed by multiplying the number of shares granted on February 28, 2023 by $80.62.
b.Consists of cash payments made under the Annual Performance Bonus Plan for performance in the year shown, as described below in the “Grants of Plan-Based Awards” table. For a description of the Annual Performance Bonus Plan, see “2025 Annual Performance Bonus Plan” in the CD&A section.
c.The amounts in this column for 2025 consist entirely of contributions by the Company under the Company’s Senior Executive Retirement Plan, and the Protiviti Executive Management Savings Plan for Mr. Tarantino only, which are nonqualified deferred compensation plans, as described in the “Nonqualified Deferred Compensation” table below for all individuals listed.

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Table of Contents	Compensation
Compensation Tables
2025 Summary Compensation Table
The following table summarizes compensation for the NEOs in accordance with SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(a) ($)	Non-Equity Incentive Plan Compensation(b) ($)	All Other Compensation(c) ($)	Total ($)

M. Keith Waddell President and Chief Executive Officer	2025	500,000	—	4,696,687	839,330	200,900	6,236,917
	2024	500,000	—	4,842,824	1,377,582	281,637	7,002,043
	2023	500,000	—	5,184,571	2,058,492	383,774	8,126,837

Michael C. Buckley Executive Vice President, Chief Financial Officer	2025	350,000	—	1,554,177	444,953	119,243	2,468,373
	2024	350,000	—	1,602,438	730,296	162,044	2,844,778
	2023	350,000	—	1,715,539	1,091,267	216,190	3,372,996

Paul F. Gentzkow President and Chief Executive Officer, Talent Solutions	2025	450,000	—	3,979,720	755,396	180,809	5,365,925
	2024	450,000	—	4,104,232	1,239,824	253,474	6,047,530
	2023	450,000	—	4,393,912	1,852,642	345,396	7,041,950

Joseph A. Tarantino President and Chief Executive Officer, Protiviti	2025	850,000		2,165,462	943,287	268,993	4,227,742
	2024	850,000		2,944,360	1,235,216	312,782	5,342,358
	2023	850,000	1,089,000	2,455,886	227,348	357,443	4,979,677

Harold M. Messmer, Jr. Chairman of the Board	2025	105,000	—	1,192,565	231,495	—	1,529,060
	2024	105,000	—	1,230,539	379,950	—	1,715,489
	2023	105,000	—	1,317,363	567,751	—	1,990,114

a.The amounts in this column represent the grant date fair value of performance share grants computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For all performance share grants the value was determined by an independent valuation firm using the Monte Carlo Simulation Method. Pursuant to the SEC rules, the amounts shown are based on the probable outcome of the performance conditions as of the date of grant and exclude the impact of estimated forfeitures related to service-based vesting and potential forfeitures pursuant to the TSR or ROIC modifier performance conditions described in the CD&A for fiscal 2025, 2024 and 2023. Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the awards granted to Messrs. Waddell, Buckley, Gentzkow, Tarantino and Messmer in fiscal 2025 on the grant date is $8,806,288, $2,914,081, $7,461,974, $4,060,241, and $2,236,060, respectively. (For further information on the maximum number of shares that can be earned for the 2025 grant see note (b) to the 2025 Grants of Plan-Based Awards table.) For Mr. Tarantino, in addition to the value of performance share grants calculated as set forth in the previous sentence, the amount in the "Stock Awards" column for 2024 also includes $711,542 for the value of a restricted share grant awarded to him on March 19, 2024 under the Protiviti ICP related to 2023 performance computed by multiplying the number of shares granted on March 19, 2024 by $78.58. As described in the Company’s 2023 Proxy, Mr. Tarantino was appointed to serve as an executive officer of the Company in May 2023. His incentive compensation for 2023 was determined under the Protiviti Managing Director Incentive Compensation Program (the “Protiviti ICP”) prior to his appointment. Therefore, the amount in the "Stock Awards" column for Mr. Tarantino for 2023 includes, in addition to the value of performance share grants calculated as set forth above, $1,039,998 for the value of a restricted share grant under the Protiviti ICP related to 2022 performance computed by multiplying the number of shares granted on February 28, 2023 by $80.62. Please refer

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to the Company’s 2023 Proxy for more information about the Protiviti ICP. As noted above, commencing in 2024, all of Mr. Tarantino’s equity grants are in the form of performance shares.
b.Consists of cash payments made under the Annual Performance Bonus Plan for performance in the year shown, as described below in the “Grants of Plan-Based Awards” table. For a description of the Annual Performance Bonus Plan, see “2025 Annual Performance Bonus Plan” in the CD&A section.
c.The amounts in this column for 2025 consist entirely of contributions by the Company under the Company’s Senior Executive Retirement Plan and the Protiviti Executive Management Savings Plan, for Mr. Tarantino only, which are nonqualified deferred compensation plans, as described in the “Nonqualified Deferred Compensation” table below for all individuals.
2025 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			Grant Date Fair Value of Stock and Option Awards(c) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

M. Keith Waddell	3/25/2025	—	1,421,133	2,842,266	—	84,839	159,073	4,696,687
Michael C. Buckley	3/25/2025	—	753,384	1,506,768	—	28,074	52,638	1,554,177
Paul F. Gentzkow	3/25/2025	—	1,279,019	2,558,038	—	71,888	134,790	3,979,720
Joseph A. Tarantino	3/25/2025	—	1,400,544	2,801,088	—	39,116	73,342	2,165,462
Harold M. Messmer, Jr.	3/25/2025	—	391,961	783,922	—	21,542	40,391	1,192,565
a.These columns represent the potential payouts for 2025 bonuses under the APBP. Maximum payouts under the APBP would result in the event of actual revenue of $11.77 billion and actual net income of $522 million, and no payouts would result in the event of actual net income of less than zero. The measurement period for the grants appearing in the table was the 2025 calendar year (which is also the Company’s fiscal year), so the actual final bonuses pursuant to this plan have been determined and are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. See “2025 Annual Performance Bonus Plan” in the CD&A.
b.These columns represent the performance share grants made in fiscal 2025. The maximum number of shares that can be earned is 187.5% of the target number of shares based on maximum performance of the Company’s ROIC ranking relative to an industry peer group and maximum performance of the Company’s TSR ranking of the same industry peer group for the three-year measurement period. See the “Realized 2023 Performance Shares” section in the CD&A for a description of the grants. No payout would result if ROIC ranking was below the 40th percentile of the applicable industry peer group.
c.For 2025 performance shares, the grant date fair value was determined by an independent valuation firm using the Monte Carlo Simulation Method.

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Table of Contents	Compensation
Outstanding Equity Awards at Fiscal Year-End 2025

Name	Number of Shares or Units of Stock That Have Not Vested(a) (#)	Market Value of Shares or Units of Stock That Have Not Vested(b) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(c) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b) ($)

M. Keith Waddell	62,658	1,701,791	267,236	7,258,130
Michael C. Buckley	20,733	563,108	88,428	2,401,704
Paul F. Gentzkow	53,102	1,442,250	226,456	6,150,545
Joseph A. Tarantino	17,778	482,850	123,211	3,346,411
Harold M. Messmer, Jr.	15,921	432,414	67,875	1,843,485
a.Represents unvested performance share awards that were granted on March 20, 2023 and an additional grant dated May 17, 2023 for Mr. Tarantino, with respect to which, as of December 31, 2025, all performance periods have been completed, the determination of the final award has been certified by the Compensation Committee, and any applicable adjustments have been made, and, with respect to Mr. Tarantino, 15,508 unearned restricted shares from Protiviti ICP restricted share award grants made in 2024, 2023 and 2022. Each of Mr. Tarantino’s time-based restricted share grants under the Protiviti ICP are subject to time vesting on a four-year pro rata basis from the date of grant. Of Mr. Tarantino’s 15,508 time-based restricted shares, 7,755 vested on February 28, 2026, 5,489 vest on February 28, 2027, and 2,264 vest on February 28, 2028.
b.The market value of unvested stock awards was calculated by valuing each share at $27.16, which was the closing price of the Company’s Common Stock on the New York Stock Exchange on the last trading day of 2025.
c.Unvested performance share awards with respect to which all performance periods have not been completed on December 31, 2025, which were granted on March 19, 2024 and March 25, 2025 respectively. Each of the awards is 100% performance based, subject to reduction or increase based upon our three-year cumulative percentage of ROIC ranking relative to the three-year cumulative ROIC results of an industry peer group followed by a further adjusted reduction or increase based on our three-year cumulative TSR ranking and time vesting on a three-year cliff basis from the date of grant subject to the applicable named executive officer being employed through such date. The number of unearned shares noted in this column assume maximum performance of both ROIC results and TSR ranking.
Option Exercises and Stock Vested in 2025

Name	Number of Shares Acquired on Exercise(a) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(b) (#)	Value Realized on Vesting(c) ($)

M. Keith Waddell	—	—	43,789	2,339,646
Michael C. Buckley	—	—	14,488	774,094
Paul F. Gentzkow	—	—	37,110	1,982,787
Joseph A. Tarantino	—	—	16,929	938,011
Harold M. Messmer, Jr.	—	—	11,126	594,462
a.There are no outstanding options.
b.This column represents performance share awards granted in 2022 that were released after the performance condition was certified on March 25, 2025. For Mr. Tarantino, this column also includes the shares that were released in February and March of 2025 from vesting of Protiviti ICP restricted share awards.

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c.The value realized on vesting was determined by multiplying the number of performance shares that vested by the closing price of the Company’s Common Stock on the New York Stock Exchange on March 25, 2025 ($53.43). For Mr. Tarantino, in addition to the value of the performance shares as noted in the previous sentence, the value noted here also includes amounts from the vesting of Protiviti ICP restricted share awards multiplied by the closing price of the Company's Common Stock on the New York Stock Exchange on February 28, 2025 ($59.09) and March 19, 2025 ($54.50).
2025 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(a) ($)	Aggregate Earnings in Last Fiscal Year(b) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(c) ($)

M. Keith Waddell	—	200,900	929,793	—	18,251,376
Michael C. Buckley	—	119,243	645,962	—	5,842,969
Paul F. Gentzkow	—	180,809	(42,105)	—	14,384,542
Joseph A. Tarantino	—	268,993	494,982	—	3,941,074
Harold M. Messmer, Jr.	—	—	—	—	—
a.These amounts appear in the “All Other Compensation” column of the Summary Compensation Table.
b.None of the earnings in this column are included in the Summary Compensation Table because they were not preferential or above market.
c.A portion of the amounts reported in this column for each named executive officer include amounts previously reported in the Summary Compensation Table for previous years when that officer’s compensation was required to be disclosed. The following amounts were reported as compensation for Messrs. Waddell, Buckley, and Gentzkow: $7,622,933, $3,254,906, and $6,920,263 respectively and each amount represents allocations to the individual under the Senior Executive Retirement Plan dating back to 2005. The amounts shown for Mr. Tarantino reflect contributions to the Protiviti Executive Management Savings Plan ("EMSP") pursuant to the Protiviti ICP prior to 2024 and amounts awarded by the Compensation Committee for 2024 and after, the cumulative amount of which is $3,133,387. See discussion of the EMSP below.
Registrant Contributions for Messrs. Waddell, Gentzkow and Buckley are allocated pursuant to the Senior Executive Retirement Plan ("SERP"), which was established effective December 31, 1995. Under the SERP, the amount allocated each year for an executive is 15% of the sum of such executive’s base salary and actual final earned cash bonus (pursuant to the Annual Performance Bonus Plan). Effective in 2023 the manner of crediting or debiting notional investments of the SERP account balances changed and participants were able to make elections among a set of selected measurement funds. Participants may select at any time from a diversified menu of notional investment options that generally mirror the investment options of the Company's 401(k) plan, and the value of their SERP account balance may increase or decrease based on the performance of their selected notional investment options. Amounts allocated under the SERP, as adjusted for applicable earnings, gains, losses and fees, are credited to an account in the participant’s name. In 2025, annual returns on the selected notional investment options available for the SERP generally ranged from 4.05% to 32.62%. All allocations are subject to a vesting schedule, which provides that no amount is vested until the completion of 10 years of service. After 10 years of service, the amount vested is 50% plus 4-1/6% for each year over age 50, with 100% vesting thus occurring at age 62, so long as 10 years of service have been completed by that time. All amounts are vested for Messrs. Waddell and Gentzkow. Mr. Buckley is approximately 87.5% vested in his SERP account. In the event of a change in control of the ownership of the Company, all amounts credited under the Senior Executive Retirement Plan shall become fully vested and nonforfeitable.
Vested allocations for any participant credited before January 1, 2023 (along with any notional earnings credited at any time) are paid following termination of employment in a lump sum. For SERP contributions made on or after January 1, 2023 (along with any notional earnings credited at any time), plan participants may elect to receive distributions of their vested contributions upon separation from service, or may elect distributions in installment payments, with the exception of termination on account of a participant’s death, in which the payment will be made in a lump sum. Of the aggregate balances shown in the table, $730,371 was unvested as of December 31, 2025, all for Mr. Buckley. All vested amounts are paid following termination of employment for any reason.

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Registrant Contributions for Mr. Tarantino are allocated pursuant to the Protiviti Executive Management Savings Plan (“EMSP”), a form of nonqualified deferred compensation plan sponsored by Protiviti. Prior to his elevation to executive officer, employer contributions were made on Mr. Tarantino’s EMSP account pursuant to the Protiviti ICP. Commencing in 2024, Mr. Tarantino's Contributions are awarded by the Compensation Committee pursuant to a formula approved by the Committee. Similar to the SERP described above, participants in the EMSP are able to make elections among a set of selected measurement funds. Participants may select at any time from a diversified menu of notional investment options that generally mirror the investment options of the Company's 401(k) plan, and the value of the EMSP account balance may increase or decrease based on the performance of their selected notional investment options. Amounts allocated under the EMSP for Mr. Tarantino, as adjusted for applicable earnings, gains, losses and fees, are credited to an account in his name. In 2023, annual returns on the selected notional investment options available for the EMSP generally ranged from 4.05% to 32.62%. All employer contributions under the EMSP are subject to a vesting schedule, which provides a graduated vesting schedule with partial vesting starting after 10 years of service, and full vesting after the completion of 20 years of service. All amounts credited to Mr. Tarantino’s account are fully vested. Mr. Tarantino may elect to receive distributions of his vested contributions (along with any notional earnings credited at any time) upon separation from service in the form of a lump sum or installment payments over either five years or 10 years, with the exception of termination on account of a participant’s death, in which the payment will be made in a lump sum.
In 2025 Mr. Tarantino received a contribution to his account under the EMSP using the same formula used for Messrs. Waddell, Gentzkow and Buckley under the SERP, which was an amount equal to 15% of the sum of his base salary and actual final earned cash bonus (pursuant to the Annual Performance Bonus Plan). This allocation for Mr. Tarantino was approved by the Compensation Committee.
Mr. Messmer no longer participates in a nonqualified deferred compensation program after his retirement as CEO in 2019.
Employment Agreements and Potential Payments upon Termination or Change in Control
Severance Agreements have been entered into with Messrs. Waddell, Buckley, Gentzkow, Tarantino and Messmer. Each Severance Agreement provides that the employee will be paid a lump sum equal to two years’ base salary (2.99 years if the employee has served as a director) if his employment is terminated (a) without Cause (see Appendix A for a definition of this term), (b) voluntarily by the employee following a reduction by more than 5% of the employee’s base salary per month or (c) voluntarily by the employee following a request by the Company that the employee relocate more than 50 miles away from the current location where the employee principally provides services to the Company. The terminated employee will also receive a pro rata share of any bonus he would otherwise have received pursuant to any bonus plan if his employment had not been terminated. However, if the termination occurs within one year following a Change in Control of the Company (see Appendix A for a definition of this term), then in lieu of the foregoing bonus payment, the employee will receive a lump sum equal to twice the prior year’s bonus (2.99 times the prior year’s bonus if the employee has served as a director). Notwithstanding the foregoing, no individual shall receive salary and bonus payments under both his Severance Agreement and any other agreement. Instead, only the greater of such benefits provided by either agreement shall be paid. In the event of such a termination, (1) outstanding restricted shares would remain outstanding subject to any pending performance conditions, but any time-based vesting requirements would cease to apply, and (2) outstanding options would remain outstanding until their normal expiration date. Any amounts accrued for the employee’s benefit under the Senior Executive Retirement Plan would also become fully vested. The individual will continue to receive all employee benefits in effect on the termination date, including, but not limited to, medical and life insurance payments, for two years following termination (2.99 years if the employee has served as a director). In addition, if the employee has served as a director, the foregoing benefits will be provided in the event of any voluntary termination within one year following a Change in Control. The Severance Agreements also provide that any termination of the individual’s employment (other than a termination by the Company for Cause) after age 60 (age 53 if the employee has served as a director) will entitle the individual and his spouse, at the Company’s expense, to each continue to participate in the Company’s healthcare plan for its employees or receive equivalent coverage, until his or her death.

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The Company has entered into Part-Time Employment Agreements with each of Messrs. Waddell, Buckley, Gentzkow, Tarantino and Messmer. Each agreement provides that the employee will be retained as a part-time employee for a four-year period following retirement. The individual will provide advice and counsel as requested during the part-time employment period and will be prohibited from competing with the Company’s business or soliciting any employee to leave the Company during that period. In return, the individual will receive annual compensation during the part-time employment equal to 8% of the average annual cash base salary and bonus (including any bonus pursuant to the Annual Performance Bonus Plan) paid for the five full calendar years during the 10 full calendar years preceding commencement of part-time employment that had the highest yearly cash compensation, and stock option and restricted share awards made prior to retirement will remain outstanding and continue to vest in accordance with their original vesting terms. For purposes of these agreements, retirement is defined to be any termination by the employee of his employment subsequent to the later of age 55 or 20 years of service. All of the NEOs are currently eligible for retirement under this provision.
The Stock Incentive Plan, pursuant to which all equity grants to executive officers subsequent to October 2004 have been made, provides that any award held by an executive officer will vest upon such individual’s death or disability. The only outstanding grants that have been made under this plan to executive officers are performance share grants and time-based restricted shares granted to Mr. Tarantino under the Protiviti ICP prior to the time that he became an executive officer. For more details regarding grants made pursuant to the Stock Incentive Plan, see “2025 Performance Shares” in the CD&A above.
The Annual Performance Bonus Plan, pursuant to which performance-based cash bonuses are paid to executive officers, provides for a pro-rated bonus to be paid to the estate of any executive officer in the event of such officer’s death during the year. For more details regarding the Annual Performance Bonus Plan, see “2025 Annual Performance Bonus Plan” in the CD&A.
The Senior Executive Retirement Plan and the EMSP provide that any unvested benefits will become vested in the event of death or disability and that all vested amounts will be paid following termination of employment for any reason. For more details regarding these two plans, see the discussion that follows the “Nonqualified Deferred Compensation” table above.
Harold M. Messmer, Jr., Chairman of the Board, has an employment agreement with the Company terminating December 31, 2027. Under the current terms of the employment agreement as amended on April 23, 2020, Mr. Messmer will receive a base annual salary of not less than $105,000, an annual bonus opportunity of approximately 20% of his bonus opportunity in 2019 (which was his last year serving as the CEO) and is entitled to receive certain benefits, including tax planning. (Mr. Messmer has waived these benefits for 2025 and every year since 2007.) In the event the employment of Mr. Messmer is terminated (a) involuntarily other than for Cause (see Appendix A for a definition of this term), (b) by reason of a constructive termination of Mr. Messmer’s employment resulting from a material breach of the employment agreement by the Company, or (c) voluntarily within one year following a Change in Control of the Company (see Appendix A for a definition of this term), he is entitled to receive severance compensation equal to (i) the then-lump sum present value of the amount he would have received if his base salary (at the rate payable at the time of such termination) had been paid through the then-effective term of the agreement and (ii) the then-lump sum present value of the amount he would have received if a yearly bonus in an amount equal to the annual cash bonus for the last full calendar year completed prior to the termination (including any bonus pursuant to the Annual Performance Bonus Plan) had been paid yearly through the then-effective term of the agreement. If Mr. Messmer’s employment is terminated by reason of death or disability, he or his estate will receive only 75% of the base salary he would have received through the then-effective term of the agreement and will not receive any amount in lieu of bonus. If Mr. Messmer’s employment terminates other than for Cause, he and his wife will each continue thereafter to participate in the Company’s healthcare plan for its employees, at the Company’s expense, until his or her death. For one year following termination, Mr. Messmer is prohibited from competing with the Company’s personnel services business, employing any officer of the Company or soliciting any officer of the Company to leave the Company. Since 1990, the terms of the employment agreement have provided that it automatically renews on each December 31 for an additional year without further action by the Company or Mr. Messmer and without formal amendment.

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Table of Contents	Compensation
Estimated Potential Post-Employment Payments
SEC rules require companies to report the estimated amounts of benefits that are triggered by termination of employment. The amounts payable in connection with various types of termination of employment are reported in the following table.
The table below reports the value of payment and benefits available to each of the NEOs upon the following specified events: (1) retirement, (2) involuntary termination without cause, (3) termination following a change in control, or (4) death or disability, assuming that the relevant triggering events occurred on December 31, 2025, based on the price per share of RHI on the last trading day of the fiscal year ($27.16 on December 31, 2025). Amounts actually received if any of the NEOs cease to be employed will vary based on facts such as the timing during the year of any such event, the Company's stock price, the NEO's age, performance under the terms of applicable performance-based awards, and any changes to applicable benefit arrangements and policies, if any are made. For further information regarding the impact of these factors, see the discussion above regarding the Senior Executive Retirement Plan and the discussion above under the heading “Employment Agreements and Potential Payments upon Termination or Change in Control.”
Amounts shown do not include (i) benefits earned during the term of the NEO's employment that are available to all eligible salaried employees, (ii) the value of vested equity awards that the NEO is entitled to regardless of whether employment is terminated, or (iii) the value of vested deferred compensation benefits that have been reported in the 2025 Nonqualified Deferred Compensation table and which the NEO will receive under all circumstances in accordance with the terms of the relevant nonqualified deferred compensation plan.

Name	Payment / Benefit	Retirement ($)	Involuntary Termination ($)	Death or Disability ($)	Change in Control (CIC) ($)	Notes for CIC

M. Keith Waddell	Value of Outstanding Equity	8,959,921	8,959,921	8,959,921	8,959,921	(a)(b)
	Lump Sum Payment - Salary		1,495,000		1,495,000	(a)(b)
	Lump Sum Payment - Bonus				2,509,597	(a)(b)
	Consulting Fee	930,150			930,150	(b)
	Medical Benefits	418,019	418,019	219,562 (d)	418,019	(a)(b)
	Life Insurance		28,856		28,856	(a)(b)

Michael C. Buckley	Value of Outstanding Equity	2,964,813	2,964,813	2,964,813	2,964,813	(a)
	Lump Sum Payment - Salary		700,000		700,000	(a)
	Lump Sum Payment - Bonus				889,906	(a)
	Consulting Fee	490,624
	Medical Benefits	536,022	536,022	278,110 (d)	536,022	(a)
	Life Insurance		17,088		17,088	(a)
	Other - Deferred Compensation		730,371		730,371	(c)

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Name	Payment / Benefit	Retirement ($)	Involuntary Termination ($)	Death or Disability ($)	Change in Control (CIC) ($)	Notes for CIC

Paul F. Gentzkow	Value of Outstanding Equity	7,592,795	7,592,795	7,592,795	7,592,795	(a)
	Lump Sum Payment - Salary		900,000		900,000	(a)
	Lump Sum Payment - Bonus				1,510,792	(a)
	Consulting Fee	840,527
	Medical Benefits	403,218	403,218	211,942 (d)	403,218	(a)
	Life Insurance		23,226		23,226	(a)

Joseph A. Tarantino	Value of Outstanding Equity	3,829,261	3,829,261	3,829,261	3,829,261	(a)
	Lump Sum Payment - Salary		1,700,000		1,700,000	(a)
	Lump Sum Payment - Bonus				1,886,574	(a)
	Consulting Fee	793,029
	Medical Benefits	432,418	432,418	226,953 (d)	432,418	(a)
	Life Insurance		19,614		19,614	(a)

Harold M. Messmer, Jr.	Value of Outstanding Equity	2,275,899	2,275,899	2,275,899	2,275,899	(a)(b)
	Lump Sum Payment - Salary		391,140		391,140	(a)(b)
	Lump Sum Payment - Bonus				879,194	(a)(b)
	Consulting Fee	972,544			972,544	(b)
	Medical Benefits	248,654	248,654	132,116 (d)	248,654	(a)(b)
	Life Insurance		33,631		33,631	(a)(b)

a.Triggered by a termination without cause within one year following a CIC.
b.Triggered by a voluntary termination within one year following a CIC.
c.Triggered solely by a CIC.
d.This constitutes the estimated amount for the surviving spouse's medical benefit. In the event of a disability, this amount would be $418,019, $536,022, $403,218, $432,418, and $248,654 for Messrs. Waddell, Buckley, Gentzkow, Tarantino and Messmer, respectively.

Robert Half Inc.	46	2026 Proxy Statement

Table of Contents	Compensation
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.
As of October 25, 2025 (our determination date), our global employee population consisted of approximately 48,796 individuals, approximately 70.0% of whom were employed as temporary or contract employees through one of the Company’s staffing lines of business, with the remainder employed as full- or part-time personnel in the corporate and field offices of the Company and its consolidated subsidiaries. To determine our median employee, we drew from our entire population a statistical sample designed to be representative of the demographics of our employee population. We then identified the median employee based on all taxable wages earned by each individual in the sample group during calendar 2025.
For 2025, our last completed fiscal year, the median of the annual total compensation of all Company employees (other than our CEO) was $42,545 and the annual total compensation of our CEO was $6,236,917. Accordingly, for 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 147 to 1. In contrast, if we exclude temporary and contract employees from our calculations, the median annual total employee compensation increases to $79,179, making our internal pay ratio 79 to 1, which we believe would be a more accurate representation of how our CEO’s pay compares to that of our regular workforce.
Pay Versus Performance
The following table reports the compensation of our Principal Executive Officer (“PEO”)1 and the average compensation of the other NEOs1 as reported in the Summary Compensation Table for the past four fiscal years, as well as their “compensation actually paid” (“CAP”) as calculated pursuant to SEC rules and certain performance measures required by the rules.

Year	Summary Comp Table (SCT) - PEO ($)	Compensation Actually Paid (CAP) – PEO(2) ($)	Average SCT Non-PEOs ($)	Avg CAP - Non-PEOs(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (in thousands) ($)	Revenue (in thousands)(5) ($)
					Total Shareholder Return(4) ($)	Peer Group Shareholder Return(4) ($)

2025	6,236,917	(4,946,424)	3,397,775	(1,861,428)	50.57	48.26	132,990	5,378,506
2024	7,002,043	3,406,109	3,987,539	2,439,281	123.53	102.95	251,598	5,795,837
2023	8,126,837	15,213,375	4,346,184	7,466,839	149.55	129.01	411,146	6,392,517
2022	9,391,554	(945,769)	4,226,824	(594,670)	122.44	112.81	657,919	7,238,142
2021	8,971,474	31,454,099	4,029,518	15,993,523	181.35	149.06	598,626	6,461,444
1.During 2021-2025, Mr. M. Keith Waddell was our CEO. During 2021-2022, the Company’s non-PEO NEOs consisted of Messrs. Michael C. Buckley, Paul F. Gentzkow, Robert W. Glass, and Harold M. Messmer, Jr. During 2023-2025, the Company’s non-PEO NEOs consisted of Messrs. Michael C. Buckley, Paul F. Gentzkow, Joseph A. Tarantino, and Harold M. Messmer, Jr.

Robert Half Inc.	47	2026 Proxy Statement

Compensation	Table of Contents
2.The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay Versus Performance table above. The applicable adjustments that were made to determine CAP for the PEO are summarized in the following table:

Year	Summary Comp Table ($)	Subtract: Stock Awards in Summary Comp Table ($)	Add fair value of all awards granted during the fiscal year that are outstanding and unvested ($)	Add the change in fair value of any awards granted in any prior fiscal year that are outstanding and unvested ($)	Add the fair value of awards that are granted and vest in the same year ($)	Add the change in fair value of any awards granted in any prior fiscal year that vested ($)	Subtract the fair value of any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions ($)	Add any dividends or other earnings paid on awards that are not otherwise included in the total compensation for the covered fiscal year ($)	Compensation Actually Paid (CAP) ($)

2025	6,236,917	(4,696,687)	2,517,940	(8,289,949)	—	(714,645)	—	—	(4,946,424)
2024	7,002,043	(4,842,824)	5,984,449	(3,795,077)	—	(942,482)	—	—	3,406,109
2023	8,126,837	(5,184,571)	9,251,809	2,764,629	—	254,671	—	—	15,213,375
2022	9,391,554	(5,304,563)	4,509,735	(9,246,281)	—	(296,214)	—	—	(945,769)
2021	8,971,474	(5,202,987)	12,062,350	14,239,450	—	1,383,812	—	—	31,454,099
3.The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay Versus Performance table above. The applicable adjustments that were made to determine CAP for the non-PEO NEOs is summarized in the following table:

Year	Summary Comp Table ($)	Subtract: Stock Awards in Summary Comp Table ($)	Add fair value of all awards granted during the fiscal year that are outstanding and unvested ($)	Add the change in fair value of any awards granted in any prior fiscal year that are outstanding and unvested ($)	Add the fair value of awards that are granted and vest in the same year ($)	Add the change in fair value of any awards granted in any prior fiscal year that vested ($)	Subtract the fair value of any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions ($)	Add any dividends or other earnings paid on awards that are not otherwise included in the total compensation for the covered fiscal year ($)	Compensation Actually Paid (CAP) ($)

2025	3,397,775	(2,222,981)	1,191,762	(3,910,222)	—	(317,762)	—	—	(1,861,428)
2024	3,987,539	(2,470,392)	2,996,035	(1,669,206)	—	(404,695)	—	—	2,439,281
2023	4,346,184	(2,470,675)	4,257,733	1,175,120	—	158,477	—	—	7,466,839
2022	4,226,824	(2,185,148)	1,857,728	(4,301,705)	—	(192,369)	—	—	(594,670)
2021	4,029,518	(2,143,374)	4,969,092	8,239,605	—	898,682	—	—	15,993,523
4.Total Shareholder Return is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each year listed. The peer group used for calculating Peer Group Total Shareholder Return consists of the following corporations providing temporary or permanent employment services: Kelly Services, Inc.; Kforce, Inc.; ManpowerGroup; and Resources Connection Inc. This is the same group of companies used to prepare the Stock Performance Graph disclosed in the Company’s Annual Report on Form 10-K.
5.The Company has identified revenue as the company-selected measure for the pay versus performance disclosure, as it represents the most important performance measure not otherwise required to be disclosed in the table, which includes net income, that the Company uses to link compensation actually paid to the Company’s NEOs to Company performance for the most recently completed fiscal year.

Robert Half Inc.	48	2026 Proxy Statement

Table of Contents	Compensation
Pay-for-Performance Alignment
The following charts reflect how the CAP over the three-year period ended December 31, 2025 aligns to trends in the Company’s Revenue, Net Income, and Total Shareholder Return of the Company and the Peer Group during the same period.

Compensation Actually Paid vs. Revenue
Compensation Actually Paid
Revenue
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
—
(5,000,000)
8,000,000,000
7,000,000,000
6,000,000,000
5,000,000,000
4,000,000,000
3,000,000,000
2,000,000,000
1,000,000,000
—
2021
2022
2023
2024
2025
Compensation Actually Paid (CAP) - PEO
Average CAP - Non-PEOs
Revenue

Compensation Actually Paid vs. Net Income
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
–
(5,000,000)
Compensation Actually Paid
700,000,000
600,000,000
500,000,000
400,000,000
300,000,000
200,000,000
100,000,000
–
Net Income
2021
2022
2023
2024
2025
Compensation Actually Paid (CAP) - PEO
Average CAP - Non-PEOs
Net Income

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Compensation	Table of Contents

Compensation Actually Paid vs. Robert Half and Peer Group Total Shareholder Return

Compensation Actually Paid
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
—
(5,000,000)
200
180
160
140
120
100
80
60
40
20
—
Robert Half and Peer Group Total Shareholder Return
2021
2022
2023
2024
2025
Compensation Actually Paid (CAP) - PEO
Average CAP - Non-PEOs
Total Shareholder Return
Peer Group Shareholder Return

Tabular List of Most Important Financial Performance Measures Linking Compensation to Company Performance
The following table lists the most important financial performance measures used by the Company to link compensation actually paid to our NEOs to Company performance for the fiscal year ended December 31, 2025. The four performance measures below are further described in our CD&A section.

Most Important Financial Measures for 2025	Nature	Description

Revenue	Financial Measure	GAAP Revenue compared to target
Relative ROIC	Financial Measure	Performance against the 65th percentile ROIC of an industry peer group over the three-year measurement period(a)
Relative TSR	Financial Measure	Performance against the 50th percentile TSR of the industry peer group over the three-year measurement period(a)
Net Income	Financial Measure	GAAP Net Income compared to target
a.For a full description of the 2025 performance share grants, please see the “2025 Performance Design” section in the CD&A.

Robert Half Inc.	50	2026 Proxy Statement

Table of Contents	Compensation
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) Column A	Weighted average exercise price of outstanding options, warrants and rights ($) Column B	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (#) Column C

Equity compensation plans approved by security holders	277,739 (a)	—	1,795,136
Equity compensation plans not approved by security holders	—	—	—
Total	277,739 (a)	—	1,795,136
a.These awards constitute restricted stock units and thus, they have no associated exercise price.
Since May 2005 all grants have been made pursuant to the Stock Incentive Plan which was approved by stockholders in May 2005, and re-approved in May 2008, May 2011, May 2013, May 2014, and May 2019. Such plan authorizes the issuance of stock options, restricted stock, stock units and stock appreciation rights to directors, executive officers and employees.
2025 Director Compensation
The table below sets forth information regarding the compensation paid to our non-employee directors for 2025 Board and committee service. Directors who also are employees do not receive additional compensation for services as a director.

Name	Fees Paid in Cash ($)	Stock Awards(a) ($)	All Other Compensation(b) ($)	Total ($)

Jana L. Barsten	58,014	279,620	10,000	347,634
Julia L. Coronado	53,500	279,620	10,000	343,120
Dirk A. Kempthorne	53,500	279,620	10,000	343,120
Marc H. Morial	53,500	279,620	—	333,120
Robert J. Pace	68,500	279,620	—	348,120
Frederick A. Richman	80,236	279,620	—	359,856
Marnie H. Wilking	53,500	279,620	—	333,120
a.Consists of restricted shares granted under the Stock Incentive Plan. All amounts under the “Stock Awards” column represent grant date fair value of the underlying stock at the date of grant computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. As of December 31, 2025, Dr. Coronado and Messrs. Kempthorne, Morial, Pace and Richman each held 11,712 restricted shares. Ms. Wilking held 10,932 restricted shares, and Ms. Barsten held 8,854 restricted shares.
b.The other compensation listed for Ms. Barsten, Dr. Coronado and Gov. Kempthorne in this column include matching contributions to eligible nonprofit organizations under the Company’s matching gift program that covers non-employee directors.

Robert Half Inc.	51	2026 Proxy Statement

Compensation	Table of Contents
Cash fees for non-employee directors are as follows: (1) an annual fee of $40,000 for service on the Board, (2) a fee of $1,500 for each Board meeting attended, (3) a $3,000 annual fee for service on each of, as applicable, the Audit Committee, the Compensation Committee, and/or the Nominating and Governance Committee, and (4) an additional annual fee of $15,000 for serving as Chair of the Audit Committee, the Compensation Committee or the Nominating and Governance Committee. All non-employee directors also receive reimbursement for travel and other expenses directly related to activities as directors.
Decisions regarding our non-employee director compensation program are approved by our full Board of Directors based on recommendations by our Compensation Committee. In making such recommendations, our Compensation Committee takes into consideration the director compensation practices of competitors and other companies and whether such recommendations align with the interests of our stockholders.
Like under our executive officer compensation program, our Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. Consistent with the mix of compensation elements for executive officers, the substantial majority of the compensation for the Company’s Board of Directors is also equity based with multi-year vesting periods. The Compensation Committee did not make any changes to the program for 2025.
On May 14, 2025, the date of the Company’s 2025 annual meeting of stockholders, Messrs. Kempthorne, Morial, Pace and Richman, Mses. Barsten and Wilking, and Dr. Coronado each received a grant of 5,907 restricted shares under the Stock Incentive Plan. The closing price of the Company’s stock on the date of grant was $47.33 per share, so the grant date fair value of each award was $279,578, approximately the same grant date value as the 2024 grant of equity to non-employee directors. Each of the foregoing grants is subject to a time vesting condition which provides for the vesting of 25% of the grant on each of May 31, 2026, May 31, 2027, May 31, 2028 and May 31, 2029. Notwithstanding the foregoing, each grant will vest upon the recipient’s retirement (except under certain specified circumstances), death, termination due to total and permanent disability, or the occurrence of a Change in Control (see Appendix A for a definition of this term). Messrs. Richman, Pace, and Morial are eligible for retirement under the foregoing provision. Equity grants with approximately the same grant date value as our fiscal 2025 director equity grants will be made to our continuing non-employee directors on the date of the Meeting.
Required Director Ownership
The Board of Directors has adopted a policy regarding minimum required share ownership by the Company’s directors. Effective as of August 2021, all then current active independent directors were required to own shares having a total fair market value equal to six times the individual director’s annual cash board retainer. The number of shares required to be owned under this policy will increase with any increase of the retainer. A director who does not immediately satisfy the terms of this policy upon an amendment to the policy or an increase in retainer shall have two years in order to comply. Any future director will be required to own the requisite number of shares required under the policy within five years of his or her election. As of December 31, 2025, each of our directors exceeded the minimum ownership requirement and is in compliance with the requirements of the amended policy.

Robert Half Inc.	52	2026 Proxy Statement

Stock Incentive Plan
Proposal 3 — Amendment and Restatement of the Stock Incentive Plan
At the Meeting, the stockholders will be asked to approve the continuation of the Company’s Stock Incentive Plan, as amended and restated, which makes shares of the Company’s Common Stock (“Shares”) available for grant via stock options, restricted shares, performance shares, stock units, performance units or stock appreciation rights. Under its current terms, the current Stock Incentive Plan will expire on the date of the Meeting in 2029 if not renewed by the stockholders. The Company is asking stockholders to approve the Stock Incentive Plan, and extend its effective date through 2036, and to authorize the granting of 4,500,000 Shares, subject to the terms and conditions of the Stock Incentive Plan as described herein and in the Stock Incentive Plan attached as Appendix B.
The following description of the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan, which is attached as Appendix B.
Request for Additional Shares, Dilution and Overhang
In order to give the Company the flexibility to responsibly address its future equity compensation needs, the Company is requesting that stockholders approve the Stock Incentive Plan to make 4,500,000 Shares available for grant. Grant levels for the preceding three fiscal years have averaged 921,000 Shares and stock units per year.
The following table shows our key dilution metrics over the last three years:

Key Equity Metrics	Three Year Average	2025	2024	2023

Equity Burn Rate(1)	0.9%	0.8%	0.8%	1.0%
Dilution(2)	1.7%	2.0%	1.6%	1.5%
Overhang(3)	4.0%	3.7%	4.0%	4.2%

1.Equity Burn Rate is calculated by dividing the number of Shares subject to equity awards granted during the year by the weighted average number of Shares outstanding during the year.
2.Dilution is calculated by dividing the number of Shares subject to equity awards outstanding at the end of the year by the number of Shares outstanding at the end of the year.
3.Overhang is calculated by dividing (a) the sum of (i) the number of Shares subject to equity awards outstanding at the end of the year and (ii) the number of Shares available for future grants by (b) the sum of (i) the number of Shares outstanding at the end of the year and (ii) the number of Shares subject to equity awards outstanding at the end of the year and (iii) the number of Shares available for future grants.

Robert Half Inc.	53	2026 Proxy Statement

Stock Incentive Plan	Table of Contents
The following table provides detailed information regarding the awards granted, vested and outstanding for the Company’s current Stock Incentive Plan for the Company’s past three fiscal years:

		Restricted Stock Plans With Performance-Condition (in thousands)
	Time-Based Awards	Performance- Based Awards With Market- Condition	Performance- Based Awards Without Market- Condition	Total Awards With Performance- Condition	Stock Options
	Number of Shares/Unit	Number of Shares/Unit	Number of Shares/Unit	Number of Shares/Unit	Number of Shares/Unit

Outstanding, December 31, 2022	908	504	—	504	—
Granted	612	357	—	357	—
Exercised	—	—	—	—	—
Restrictions lapsed	(389)	(401)	—	(401)	—
Forfeited	(32)	—	—	—	—
Outstanding, December 31, 2023	1,099	460	—	460	—
Granted	533	320	—	320	—
Exercised	—	—	—	—	—
Restrictions lapsed	(424)	(305)	—	(305)	—
Forfeited	(32)	—	—	—	—
Outstanding, December 31, 2024	1,176	475	—	475	—
Granted	661	280	—	280	—
Exercised	—	—	—	—	—
Restrictions lapsed	(404)	(128)	—	(128)	—
Forfeited	(66)	—	—	—	—
Outstanding, December 31, 2025	1,367	627	—	627	—
At December 31, 2025, there were approximately 2.0 million shares subject to outstanding awards under the current Stock Incentive Plan and 1.8 million Shares authorized and available for future grant. At March 31, 2026, there were approximately 102,301,141 total Shares outstanding.
From January 1, 2026 through March 31, 2026, the Company granted an additional 1,608,576 shares and 651,777 shares vested resulting in an overhang of 3.3%. As of March 31, 2026, under our sole existing Stock Incentive Plan, there were approximately 453,020 Shares available for future grant and 2,932,256 shares granted but unvested. Between March 31, 2026 and the time the shareholders approve the Plan amendments, the Company commits to not grant any of the 453,020 Shares which will expire and not be available for issuance after the date of the Meeting.
When considering the number of additional Shares to add to the Stock Incentive Plan, the Compensation Committee reviewed, among other things, the potential dilution to the Company’s current stockholders as measured by burn rate, dilution and overhang, projected future share usage and projected future forfeitures. The projected future usage of Shares for long-term incentive awards under the Stock Incentive Plan was reviewed under scenarios based on a variety of assumptions. Based on historical averages, the Shares are expected to meet the Company’s needs for the next three (3) to five (5) years. The Company last sought approval for Shares seven years ago at the stockholder meeting in 2019. The Compensation Committee is committed to effectively managing the number of Shares reserved for issuance under the Stock Incentive Plan while minimizing stockholder dilution.

Robert Half Inc.	54	2026 Proxy Statement

Table of Contents	Stock Incentive Plan
Material Modifications
In addition to a number of technical or clarifying changes, the Stock Incentive Plan described in this proposal revises the current Stock Incentive Plan as follows:
•Establishes the maximum number of Shares that may be issued under the Stock Incentive Plan as 4,500,000. This is a reduction from the 5,000,000 Shares authorized under the current Stock Incentive Plan.
•Extends the Stock Incentive Plan’s term through the stockholder meeting in 2036.
•Expresses the annual limit of stock awards to non-employee directors in terms of dollars rather than shares, and sets that limit at $600,000.
No changes are proposed to the existing per-person limits set forth in the Stock Incentive Plan.
Plan Factors to Be Considered
The Stock Incentive Plan contains the following important compensation and governance best practices:
•Grants to executive officers, including stock options, must be made subject to time vesting and may be made subject to one or more performance conditions. In recent years, all grants to executive officers have contained performance conditions.
•The Stock Incentive Plan has a fixed life span with a fixed number of Shares authorized. It is not an evergreen plan.
•No non-employee director may receive a grant exceeding $600,000 in any year.
•Dividends and dividend equivalents rights may never be paid on any unvested award.
•One year minimum vesting requirement for restricted share, RSU, SAR and Option awards.
•Repricing of stock options and stock appreciation rights is prohibited.
•Stock option grants must be made at not less than 100% of the fair market value on the date of grant.
•Stock option reloads are prohibited.
Performance Factors to Be Considered
The following important considerations should also be taken into account when considering the plan:
•The Company is a personal services business. It has a long history of issuing equity incentives as a key element of its compensation programs designed to attract, motivate and retain its employees.
•The Company’s cumulative total shareholder return for the five years ended December 31, 2025, was 49.5.
•The Company’s return on invested capital for 2025 was 10%.
•The Company had operating cash flow of $320 million in 2025, which helped to fund approximately $80 million in stock repurchases on the open market, $82 million in capital expenditures and the payment of $238 million in dividends to stockholders.
•The Company continued to generate strong cash flow from operations and ended the year with $464 million in cash and cash equivalents.
By making a significant portion of compensation contingent upon long-term positive share price performance, the interests of stockholders are furthered. The Board of Directors strongly believes that this philosophy has served, and will continue to serve, the Company well and that approval of the Stock Incentive Plan is vital to the Company’s continued success.
Key Features of the Updated Stock Incentive Plan
The following is a summary of the principal features of the Stock Incentive Plan. As of April 2, 2026, the fair market value of a Share was $25.29.

Robert Half Inc.	55	2026 Proxy Statement

Stock Incentive Plan	Table of Contents
Share Reserve
The Stock Incentive Plan previously authorized the issuance of up to 5,000,000 Shares from the date of the 2019 Annual Meeting of Stockholders. As of December 31, 2025, 1.8 million Shares were available for issuance. However, unused Shares from this authorization will expire and will not be available for issuance after the date of the Meeting. If approved by stockholders, 4,500,000 Shares (plus any Shares described in the next paragraph) would be authorized for issuance between the 2026 Annual Meeting of Stockholders and the 2036 Annual Meeting of Stockholders.
If, after the date of the Meeting, awards under the Stock Incentive Plan are forfeited or terminate before being exercised (including those granted prior to the Meeting), then the Shares underlying those awards again become available for awards under the Stock Incentive Plan. Shares withheld by the Company to satisfy any tax withholding obligation with respect to awards other than options or stock appreciation rights granted under the Stock Incentive Plan will be added to the Shares available for issuance under the Stock Incentive Plan. Shares withheld by the Company to satisfy any tax withholding obligation with respect to options or stock appreciation rights granted under the Stock Incentive Plan will not be added to the Shares available for issuance under the Stock Incentive Plan. Further, Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with the exercise or settlement of a stock option or stock appreciation right will not be available for subsequent awards under the Stock Incentive Plan and Shares repurchased on the open market with the proceeds of an option exercise will not again become available for awards under the Stock Incentive Plan.
No participant in the Stock Incentive Plan may be granted during any fiscal year awards covering in excess of 2,000,000 Shares. In addition, non-employee directors may only be granted awards under the Stock Incentive Plan covering up to $600,000 (valued at time of grant) per fiscal year.
Administration
The Compensation Committee administers the Stock Incentive Plan with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Compensation Committee has appointed a separate committee of two directors of the Company (Messrs. Messmer and Waddell) and one management employee, the Chief Financial Officer, Michael Buckley to concurrently administer the Stock Incentive Plan with respect to all other persons and awards. The Compensation Committee has complete discretion, subject to the provisions of the Stock Incentive Plan, to authorize stock options, restricted shares, stock units and stock appreciation rights awards under the Stock Incentive Plan.
Eligibility and Types of Awards Under the Stock Incentive Plan
The Stock Incentive Plan permits the granting of stock options, restricted shares, performance shares, stock units, performance units and stock appreciation rights. Stock appreciation rights may be awarded in combination with stock options and such award may provide that the stock appreciation rights will not be exercisable unless the related stock options are forfeited.
Employees (including officers), consultants and directors of the Company and its subsidiaries and affiliates will be eligible to participate in the Stock Incentive Plan. As of December 31, 2025, approximately 14,500 individuals (including seven non-employee directors and five executive officers) were eligible to participate in the Stock Incentive Plan.

Robert Half Inc.	56	2026 Proxy Statement

Table of Contents	Stock Incentive Plan
Restricted Shares and Performance Shares
The Stock Incentive Plan administrator may award restricted stock awards with or without cash consideration paid to the Company.
Restricted stock is Company common stock that is subject to forfeiture. When the restricted stock award conditions are satisfied, then the participant is vested in the Shares and has complete ownership of the Shares. Unless otherwise provided, restricted shares vest with respect to 25% of the Shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the recipient’s service has not terminated. For over ten years, performance shares to the Company’s executive officers have vested on a 3-year cliff basis.
In addition to time vesting requirements, restricted shares may also be subject to performance conditions, in which case they are considered performance shares. A description of performance conditions appears below under the heading Performance Goals.
Stock Units and Performance Units
The Stock Incentive Plan administrator may also award stock units without cash consideration paid to the Company. A stock unit is a bookkeeping entry that represents a Share. Stock units are similar to restricted shares in that the Stock Incentive Plan administrator may establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock units, in which case they are considered performance units. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant for the vested stock units with cash or Shares or any combination of both.
Conversion of the stock units into cash may be based on the average of the fair market value of a Share over a series of trading days and on other methods.
Options
The Stock Incentive Plan administrator may grant nonstatutory stock options or incentive stock options (which are entitled to favorable tax treatment) under the Stock Incentive Plan. The Stock Incentive Plan administrator may not grant stock options that automatically provide for the grant of new stock options upon their exercise. The number of Shares covered by each stock option granted to a participant is determined by the Stock Incentive Plan administrator.
Unless otherwise provided, stock options become exercisable with respect to 25% of the Shares covered by the option on each of the first through fourth anniversaries of the date of grant, provided that the recipient’s service has not terminated. The stock option exercise price is established by the Stock Incentive Plan administrator and must be at least 100% of the fair market value of a Share on the date of grant. Stock options expire ten years after the date of grant unless an earlier date is otherwise provided. Unless provided otherwise by the Stock Incentive Plan administrator or in an agreement, unvested stock options generally expire upon termination of the optionee’s service with the Company and vested stock options expire 90 days following such termination.
The exercise price must be paid at the time the Shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, (including by check, wire transfer or similar means), by surrendering or attesting to previously acquired Shares, by a same-day sale, or by other legal consideration.
The Company last issued stock options to executive officers in 2005 and to employee participants in 2006, and has no specific plans regarding their use in the future. However, in light of frequent changes in the accounting treatment of various equity incentives and the possibility of future accounting or tax changes, the Company believes that it is advantageous for it to have maximum flexibility in fashioning future equity compensation.

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Stock Incentive Plan	Table of Contents
Stock Appreciation Rights
The Stock Incentive Plan administrator may grant stock appreciation rights. However, the Stock Incentive Plan administrator may not grant stock appreciation rights that automatically provide for the grant of new stock appreciation rights upon their exercise. The number of Shares covered by each stock appreciation right will be determined by the Stock Incentive Plan administrator. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a Share on the date of exercise and (ii) the exercise price times (b) the number of Shares with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right is established by the Stock Incentive Plan administrator and may not be less than 100% of the fair market value of a Share on the date of grant. Stock appreciation rights may be paid in cash or Shares or any combination of both, as determined by the Stock Incentive Plan administrator. Stock appreciation rights vest on the same basis as stock options. Stock appreciation rights expire ten years after the date of grant unless otherwise provided. Unless provided otherwise by the Stock Incentive Plan administrator or in an agreement, unvested stock appreciation rights generally expire upon termination of the optionee’s service with the Company and vested stock appreciation rights expire 90 days following such termination.
The Company has not issued stock appreciation rights in over 25 years, and has no specific plans regarding their use in the future. However, in light of frequent changes in the accounting treatment of various equity incentives and the possibility of future accounting or tax changes, the Company believes that it is advantageous for it to have maximum flexibility in fashioning future equity compensation.
Performance Goals
Awards under the Stock Incentive Plan may be made subject to performance conditions in addition to time-vesting conditions. Performance conditions under the Stock Incentive Plan shall utilize one or more objective measurable performance goals, and permitted adjustments thereto, as determined by the Stock Incentive Plan administrator based upon one or more of the following factors with respect to the performance period: (i) operating income; (ii) pre-tax or after-tax earnings; (iii) cash flow; (iv) sales or revenue; (v) expenses; (vi) gross or net profit margin; (vii) working capital; (viii) return on equity or invested capital; (ix) earnings per share; (x) stock price; (xi) price/earnings ratio; (xii) debt or debt-to-equity; (xiii) write-offs; (xiv) cash; (xv) assets, (xvi) total shareholder return; (xvii) liquidity and/or (xviii) any other performance factor selected by the Compensation Committee. Performance goals based on one or more of the above measurement factors may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the performance of the Company relative to the performance of other companies or an index on an absolute or relative basis. The Stock Incentive Plan administrator may also make adjustments to exclude extraordinary items, discontinued operations and the cumulative effect of changes in accounting principles. Performance may also be determined without regard to the effects of mergers, acquisitions, dispositions and material restructuring of the business or other such items as may be determined by the Stock Incentive Plan administrator.
General Provisions
Transferability
Generally, awards under the Stock Incentive Plan may not, prior to settlement, be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process other than by will or the laws of descent and distribution.

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Table of Contents	Stock Incentive Plan
Special Termination Provisions
Under the Stock Incentive Plan, all awards granted to a participant fully vest upon the participant’s death or termination of employment due to total and permanent disability (as defined in the Stock Incentive Plan). In addition, all option or stock appreciation right awards granted to an individual who is subject to Section 16 of the Exchange Act also vest upon such individual’s retirement (as such term is defined in the Stock Incentive Plan), and option or stock appreciation right awards to outside directors vest upon a change in control (as such term is defined in the Stock Incentive Plan). However, such awards remain subject to any performance conditions. Each stock option or stock appreciation that vests as described in this or the preceding paragraph will remain outstanding until the earlier of its exercise or its original term.
Change in Control
The Stock Incentive Plan provides that the Compensation Committee may determine the treatment of awards upon a change in control (as defined in the Stock Incentive Plan).
Dividends and Dividend Equivalents
No dividends or dividend equivalent rights may be granted with respect to options or stock appreciation rights. Dividends or dividend equivalent rights granted on awards that are subject to vesting requirements may not be paid or settled until the time that the underlying award vests. To the extent that the underlying award does not vest and is forfeited, the dividends or dividend equivalents associated with the unvested portion of the award are also forfeited.
No Repricing
Without the approval of stockholders, no stock options or stock appreciation rights granted under the Stock Incentive Plan may be repriced.
Adjustments
In the event of a subdivision of the outstanding Shares, a stock split or reverse stock split, a recapitalization, reorganization, merger, liquidation, spin-off, exchange of shares or a similar occurrence, the Stock Incentive Plan administrator will, in its discretion, make appropriate adjustments to the number of Shares issuable under the Stock Incentive Plan (on both an aggregate and per-participant basis) and under each outstanding award. Appropriate adjustments will also be made to the exercise price of outstanding options and stock appreciation rights.
Amendment and Termination
The Board of Directors or Compensation Committee may amend the Stock Incentive Plan at any time and for any reason, subject to any required stockholder approval. The Board of Directors or Compensation Committee may terminate the Stock Incentive Plan at any time and for any reason. The termination or amendment of the Stock Incentive Plan may not adversely affect any award previously made under the Stock Incentive Plan.
Plan Benefits
All awards are made at the discretion of the Stock Incentive Plan administrator. Therefore, the benefits and amounts that will be received or allocated under the Stock Incentive Plan are not determinable and it is not possible to predict the benefits or amount that will be received by, or allocated to, particular individuals or groups of employees. Please see the Grants of Plan-Based Awards table for information on awards granted in 2025 under the current Stock Incentive Plan to certain of the Company’s executive officers.
As mentioned above, the Company has not granted stock options to executive officers since 2005 and to employee participants since 2006. As such, there are no outstanding stock options under the Stock Incentive Plan.

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Stock Incentive Plan	Table of Contents
Federal Income Tax Consequences
The following is a summary of the Federal income tax treatment applicable to the Company and the participants who receive awards under the Stock Incentive Plan.
For awards of restricted shares or performance shares, unless the participant elects to be taxed at the time of grant of the restricted stock, the participant will not have taxable income upon the receipt of the award. Upon the later to occur of time vesting and the satisfaction of any performance conditions, the participant will recognize ordinary income equal to the fair market value of the Shares at such time less the amount paid for such Shares (if any). Any gain or loss recognized upon any later disposition of the Shares generally will be a capital gain or loss.
A participant is not deemed to receive any taxable income at the time an award of stock units is granted, nor is the Company entitled to a tax deduction at that time. When vested stock units and any dividend equivalents are settled and distributed, the participant is deemed to receive an amount of ordinary income equal to the amount of cash and/or the fair market value of Shares received less the amount paid for such stock units (if any). This income is subject to withholding taxes for employees or former employees. The Company is allowed a tax deduction in an amount equal to the ordinary income that the participant is deemed to receive.
A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the Shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the Shares generally will be capital gain or loss.
The acquisition of Shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except possibly for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of such Shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the Shares transferred upon the exercise for the legally required period (currently two years from the date of grant and one year from the date of exercise). If the Shares are not held for the legally required period, the participant will recognize ordinary income in the amount, if any, by which the lesser of the fair market value of such Shares on the date of exercise or the amount realized from the sale or other disposition exceeds the option price.
At the discretion of the Stock Incentive Plan administrator, the Stock Incentive Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have Shares withheld, and/or by delivering to us or attesting to already-owned Shares.
The Company will be entitled to a tax deduction in connection with an award under the Stock Incentive Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met.

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Table of Contents	Stock Incentive Plan
Information Regarding Current Equity Plans
Set forth below is information as of December 31, 2025, regarding the Stock Incentive Plan. The Stock Incentive Plan is the only equity compensation plan established by the Company or its subsidiaries.
Existing Plan Information as of December 31, 2025

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) Column A	Weighted average exercise price of outstanding options, warrants and rights ($) Column B	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (#) Column C

Equity compensation plans approved by security holders	277,739 (a)	—	1,795,136
Equity compensation plans not approved by security holders	—	—	—
Total	277,739 (a)	—	1,795,136
a.These awards constitute restricted stock units and thus, they have no associated exercise price.

Existing Plan Information as of March 31, 2026

Plan Category	Number of securities granted, but unvested (#) Column A	Weighted average exercise price of outstanding options, warrants and rights ($) Column B	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (#) Column C

Equity compensation plans approved by security holders	2,932,256	—	453,020 (a)
Equity compensation plans not approved by security holders	—	—	—
Total	2,932,256	—	453,020 (a)
a.Between March 31, 2026 and the time the shareholders approve the Plan amendments, the Company commits to not grant any of these approximately 453,020 Shares which will expire and not be available for issuance after the date of the Meeting.

Robert Half Inc.	61	2026 Proxy Statement

Auditor Matters
Proposal 4 — Ratification of Independent Registered Public Accounting Firm
The Audit Committee has selected PwC, an independent registered public accounting firm, to audit the books, records and accounts of the Company for 2026. PwC has acted as auditors of the Company since 2002. Although ratification of the Audit Committee’s selection of PwC as the Company’s independent auditors is not required by the Company’s By-Laws or otherwise, the Board is submitting this proposal to stockholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee may select a different independent auditor at any time during the year if it determines that this would be in the best interests of the Company and its stockholders.
Representatives of that firm are expected to attend the Meeting and will have the opportunity to make a statement if they desire to do so. They also are expected to be available to respond to appropriate stockholder questions.
The following table summarizes the audit fees billed and expected to be billed by PwC for 2025 and 2024, as well as the fees billed by PwC for all other services rendered, during those years:

	2025 ($)	2024 ($)

Audit Fees	3,348,808	2,884,375
Audit-Related Fees	395,060	440,805
Tax Fees	—	—
All Other Fees	2,000	900
The 2024 and 2025 Audit-Related Fees were incurred in connection with attest services relating to reviews of financial information for wholly-owned subsidiaries of the Company. In addition, Audit-Related Fees were incurred in connection with attest services related to assessments of existing internal controls leading to the issuance of a Systems and Organization Control Type 2 (“SOC 2”) report in both 2024 and 2025. All Other Fees for both 2024 and 2025 include software subscriptions. Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X (relating to waivers with respect to the requirement that fees be pre-approved) was not applicable to any of the services for 2025 or 2024 described in the above table. All of the services for 2025 and 2024 described above were pre-approved in accordance with our policy below.

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Table of Contents	Auditor Matters
Audit Committee Policy Regarding Preapproval of Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the preapproval of services provided by the independent auditors. Under the policy, preapproval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate preapproval authority to one or more of its members, who must then report any decisions to the Audit Committee at the next scheduled meeting.

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General Information Section
Beneficial Stock Ownership
The following table sets forth information as of March 31, 2026, except to the extent indicated otherwise in the footnotes, concerning beneficial ownership of Common Stock by (i) the only persons known to the Company to be beneficial owners of 5% or more of the outstanding Common Stock, (ii) each director or nominee for director, (iii) each executive officer, and (iv) all current executive officers and directors as a group. All persons have sole voting and investment power except as otherwise indicated.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)		Percent of Common Stock (%)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	14,528,725	(a)	14.2
AQR Capital Management, LLC One Greenwich Plaza, Suite 130 Greenwich, CT 06830	6,342,169	(b)	6.2
Capital World Investors 333 South Hope Street, 55th Fl Los Angeles, CA 90071	5,902,279	(c)	5.8
Jana L. Barsten	9,936	(d)	—
Michael C. Buckley	290,497	(e)	0.3
Julia L. Coronado	30,938	(f)	—
Paul F. Gentzkow	534,878	(g)	0.5
Dirk A. Kempthorne	11,712	(h)	—
Harold M. Messmer, Jr.	684,158	(i)	0.7
Marc H. Morial	26,939	(j)	—
Robert J. Pace	117,130	(k)	0.1
Frederick A. Richman	56,766	(l)	0.1
Joseph A. Tarantino	251,080	(m)	0.2
M. Keith Waddell	1,571,432	(n)	1.5
Marnie H. Wilking	13,992	(o)	—
All current executive officers and directors as a group (12 persons)	3,599,458		3.5
a.Information is as of March 31, 2025, the latest date for which information is available to the Company. According to a Schedule 13G/A filed on April 17, 2025 by BlackRock, Inc., which identified itself as a parent holding company, shared voting and shared dispositive power are held with respect to no shares, sole dispositive power is held with respect to 14,528,725 shares and sole voting power is held with respect to 14,293,411 shares.

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Table of Contents	General Information Section
b.Information is as of December 31, 2025, the latest date for which information is available to the Company. According to a Schedule 13G/A filed on February 12, 2026 by AQR Capital Management, LLC which identified itself as an investment adviser, sole voting power and sole dispositive power are held with respect to no shares and shared voting power and shared dispositive power are held with respect to 6,342,169 shares.
c.Information is as of December 31, 2025, the latest date for which information is available to the Company. According to a Schedule 13G filed on February 13, 2026 by Capital World Investors, which identified itself as an investment adviser, shared voting power and shared dispositive power are held with respect to no shares and sole voting power and sole dispositive power are held with respect to 5,902,279 shares.
d.Includes 8,854 shares acquired pursuant to Company benefit plans, as to which shares Ms. Barsten has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, as well as 100 shares Ms. Barsten purchased prior to becoming a director of the Company.
e.Includes 103,568 shares acquired pursuant to Company benefit plans, as to which shares Mr. Buckley has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 186,929 shares as to which Mr. Buckley shares voting and dispositive power with his wife.
f.Includes 11,712 shares acquired pursuant to Company benefit plans, as to which shares Dr. Coronado has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
g.Includes 269,850 shares that were acquired pursuant to Company benefit plans, as to which shares Mr. Gentzkow has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 265,028 shares as to which Mr. Gentzkow shares voting and dispositive power with his wife.
h.Includes 11,712 shares acquired pursuant to Company benefit plans, as to which shares Gov. Kempthorne has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
i.Includes 80,519 shares acquired pursuant to Company benefit plans, as to which shares Mr. Messmer has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 604,288 shares as to which Mr. Messmer shares voting and dispositive power with his wife.
j.Includes 11,712 shares acquired pursuant to Company benefit plans, as to which shares Mr. Morial has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
k.Includes 11,712 shares acquired pursuant to Company benefit plans, as to which shares Mr. Pace has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
l.Includes 11,712 shares acquired pursuant to Company benefit plans, as to which shares Mr. Richman has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.
m.Includes 154,046 shares acquired pursuant to Company benefit plans, as to which shares Mr. Tarantino has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 97,034 shares as to which Mr. Tarantino shares voting and dispositive power with his wife.
n.Includes 319,802 shares acquired pursuant to Company benefit plans, as to which shares Mr. Waddell has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 1,251,630 shares as to which Mr. Waddell shares voting and dispositive power with his wife.
o.Includes 10,932 shares acquired pursuant to Company benefit plans, as to which shares Ms. Wilking has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

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General Information Section	Table of Contents
Information on Annual Meeting and Proxy Materials
The Meeting this year will be held online via live audiocast at www.virtualshareholdermeeting.com/RHI2026 to enable our stockholders to participate in the Meeting from any location with access to the Internet and to reduce the carbon footprint of our activities. The Company has sought to provide stockholders with the same rights and opportunities to participate in the Meeting that they would enjoy at an in-person meeting. You may participate in the Meeting if you were a stockholder as of the close of business on March 23, 2026, the record date. To participate in the Meeting online, including to vote during the Meeting, stockholders of record will need the 16-digit control number included on their proxy card. If your shares are held in street name and your voting instruction form or notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or proxy card. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Meeting. The Meeting audiocast will begin promptly at 10:00 a.m. PDT. Stockholders are encouraged to access the Meeting early and provide sufficient time for online check-in, which will begin at approximately 9:45 a.m. PDT. Technical assistance will be available to assist with any difficulties encountered while accessing the Meeting and may be reached by calling the number listed on the Meeting website. If you are a beneficial stockholder, you may contact the bank, broker, trust, or other nominee or custodian where you hold your shares with questions about obtaining a control number.
Using your control number, you will be able to attend the virtual Meeting, vote your shares, and submit your questions by following the instructions at www.virtualshareholdermeeting.com/RHI2026.
Stockholders may submit questions by logging on to the meeting site on the day of the Meeting and during the Meeting at www.virtualshareholdermeeting.com/RHI2026. Additional information regarding the question-and-answer process, including the types and number of questions permitted and how questions will be addressed and disclosed, will be available in the Rules for Conduct of the Meeting, which will be posted at the virtual Meeting website during the Meeting. Stockholders can review the Rules of Conduct before the Meeting at www.roberthalf.com/investor-center/events-calendar.
A stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked prior to the Meeting by notifying the Secretary of the Company in writing or by delivering a new proxy bearing a date later than the date of the proxy being revoked prior to the closing of the polls at the Meeting, or by voting online at the Meeting website before or during the Meeting. Attending the Meeting online will not in and of itself revoke a proxy. The Company has retained the services of Georgeson LLC to solicit the proxies of certain stockholders for the Meeting. The cost of such services is estimated to be $17,500 plus reimbursement of out-of-pocket expenses. In addition, solicitation of proxies may be made by directors, officers or employees of the Company (who will receive no extra compensation for their services) by telephone, by fax or in person, as well as by mail. Costs of solicitation will be borne by the Company.
Voting Tabulation Information
An automated system administered by the Company’s transfer agent will tabulate votes cast at the Meeting. A quorum is required to transact business at the Meeting. A majority of the outstanding shares of Common Stock entitled to vote, present or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. The voting standard with respect to the election of directors is a majority of the votes cast, and the voting standard with respect to each proposal other than the election of directors is a majority of the shares of Common Stock present online or by proxy at the Meeting and entitled to vote on the matter. Abstentions will have no impact on the election of directors but will count as a vote against each of the other proposals. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved. The Board recommends you vote “FOR” each of the director nominees named in Proposal 1 and "FOR" Proposals 2, 3 and 4. Proxies solicited by the Board will be voted in accordance with the Board’s recommendations unless stockholders specify in their proxies to the contrary.

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Table of Contents	General Information Section
Please note that if you are a beneficial stockholder (i.e., you hold your shares through a broker, bank or other nominee) and do not provide specific voting instructions to the organization that holds your shares, that organization is not authorized to vote your shares (resulting in a “broker non-vote”) on any proposal other than proposals deemed “routine” by the NYSE, if any, and even then we are aware that some brokers, banks and nominees are choosing not to exercise such voting authority. Accordingly, we encourage you to vote your shares promptly.
Transactions With Related Persons
In 2025, the Company provided consulting and talent solutions services in the ordinary course of business to BlackRock, Inc. and Capital Research Global Investors, each of whom are greater than 5% stockholders of the Company, with billings totaling approximately $1.16 million and $2.57 million respectively.
In addition, the Company periodically invests a portion of its cash in mutual funds and other short-term investments owned or managed by BlackRock pursuant to which the Company receives interest or dividend payments similar to those received by other investors in the funds. During 2025, the Company received approximately $1.5 million in interest and dividends from funds or accounts affiliated with BlackRock.
The above transactions were approved under the Related Party Transactions Policy adopted by the Nominating and Governance Committee in 2023.
Policy Regarding Transactions With Related Persons
The Company’s written Related Party Transaction Policy (“RP Policy”) governs related party transactions by and between the Company and its officers, directors and affiliates. The RP Policy is administered under the authority delegated to the Nominating and Governance Committee and sets forth procedures for the independent oversight and review of related party transactions by the Nominating and Governance Committee. Pursuant to the policy the Nominating and Governance Committee will review any proposed transaction, arrangement or relationship in which the Company or any of its subsidiaries is a party and to which a director, officer, or greater than 5% stockholder (or their immediate family) may have a direct or indirect interest. In determining whether to approve a related party transaction the Nominating and Governance Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Under the RP Policy, the Committee shall not approve any transaction if it determines the transaction is inconsistent with the interests of the Company and its stockholders. The RP Policy has established certain pre-approved related party transactions that fall under narrowly defined parameters set out in the RP Policy.
Insider Trading Policy
The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, as well as by the Company, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NYSE listing standards. This policy expressly prohibits directors, officers and employees from purchasing or selling Company securities while in possession of material, non-public information (other than pursuant to a Rule 10b5-1 plan), or otherwise using such information for their personal benefit and provides for trading windows applicable to the Company’s directors and Section 16 officers during which stock can be bought, sold or otherwise transferred. The full text of the Company’s Insider Trading Policy can be found in Exhibit 19.1 to the Company’s most recent Annual Report filed with the SEC on Form 10-K on February 13, 2026.

Robert Half Inc.	67	2026 Proxy Statement

General Information Section	Table of Contents
Proposal of Matters for Inclusion in 2027 Proxy Statement
In order to be included in the Company’s proxy statement and form of proxy for the 2027 annual meeting of stockholders, a stockholder proposal must, in addition to satisfying the other requirements of the SEC’s rules and regulations, be received at the principal executive offices of the Company no later than the close of business (5:00 p.m. Pacific Time) on December 11, 2026.
The By-Laws of the Company provide for “proxy access.” The proxy access by-law permits a stockholder or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to 25% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the informational and other requirements specified in our By-Laws. Pursuant to the proxy access by-law, a stockholder wishing to nominate a director must provide notice addressed to and received by the Corporate Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to stockholders in connection with the prior year’s annual meeting (unless the date of the annual meeting is more than 30 days before or 60 days after the first anniversary of the date of the preceding year's annual meeting, in which case special rules apply). Accordingly, to be timely for inclusion in the proxy materials for the Company’s 2027 annual meeting, the Company must receive a stockholder’s notice to nominate a director using the Company’s proxy materials between November 11, 2026, and the close of business (5:00 p.m. Pacific Time) on December 11, 2026, inclusive.
Presentation of Business at the 2027 Annual Meeting of Stockholders
The Company’s By-Laws require timely notice of business to be brought before an annual meeting. To be timely, notice must be delivered to our Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, in which case special rules apply). Accordingly, any stockholder proposal, including the nomination of an individual for election to the Board of Directors, not intended for inclusion in the Company’s proxy materials, must, in addition to satisfying the other requirements of the Company’s By-Laws (which includes information required under Rule 14a-19), be received at the principal executive offices of the Company between February 12, 2027, and the close of business (5:00 p.m. Pacific Time) on March 14, 2027, inclusive, in order to be presented at the 2027 annual meeting. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

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Delivery of Proxy Materials to Stockholders Sharing an Address
The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits the Company to send a single set of proxy materials, including this proxy statement and the annual report, to any household at which two or more stockholders reside unless the Company has received contrary instructions from one or more of the stockholders. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future. A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement or other proxy materials, or wish to opt in or out of householding. These options are available to you at any time. If you receive a single set of proxy materials as a result of householding by your broker and you would like to receive separate copies of the proxy materials mailed to you, you may also submit a request to our Corporate Secretary at the principal executive offices of the Company or call our Investor Relations department at (650) 234-6242, and we will promptly send you the requested materials.
Annual Report on Form 10-K
The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Investor Relations department at (650) 234-6242, or 2884 Sand Hill Road, Suite 200, Menlo Park, CA 94025, Attn: Investor Relations.

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Other Matters
The proxy authorizes the holders to vote, in their discretion, upon any other business that comes before the Meeting and any postponement or adjournment of the Meeting. The Board knows of no other matters that will be presented at the Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
EVELYN CRANE-OLIVER
Secretary
Menlo Park, California
April 10, 2026
YOU ARE REQUESTED TO CAST YOUR VOTE AS PROMPTLY AS POSSIBLE BEFORE THE MEETING BY FOLLOWING THE DIRECTIONS ON THE MATERIAL PROVIDED TO YOU.

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Appendix A
Definitions of Certain Terms Used in the Proxy Statement
Change in Control
As used in the proxy statement discussion of the Senior Executive Retirement Plan, the Stock Incentive Plan, and the various plans and agreements discussed under the heading “Employment Agreements and Potential Payments upon Termination or Change in Control,” the term “Change in Control” means the occurrence of any of the following:
(a) Any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than an employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned (directly or indirectly), by the stockholders of the Company in substantially the same proportions of the ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more, of the combined voting power of then-outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; PROVIDED, HOWEVER, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of the Company if such party has acquired such securities not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purposes or effect, including, without limitation, not in connection with such party (i) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company, (ii) making, or in any way participating in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of the Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any party with respect to the voting of any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of substantial assets of the Company, (iii) forming, joining or in any way participating in any “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of any substantial assets of the Company, or (iv) otherwise acting, alone or in concert with others, to seek control of the Company or to seek to control or influence the management or policies of the Company.
(b) The liquidation or dissolution of the Company.
(c) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.
(d) The Company ceases to be an independent publicly owned corporation.

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(e) The Company (i) merges or consolidates with or into another corporation in which the holders of the Stock immediately before such merger or reorganization do not, immediately following such merger or reorganization, hold as a group on a fully diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation’s outstanding equity securities, or (ii) sells or otherwise disposes of all or substantially all of its assets.
Termination other than for Cause
As used in the proxy statement discussion of the Employment Agreement with Harold M. Messmer, Jr., a termination for “Cause” means a termination by the Company of Mr. Messmer’s employment by the Company by reason of Mr. Messmer’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company or by reason of Mr. Messmer’s willful material breach of his employment agreement which has resulted in material injury to the Company; provided, however, that Mr. Messmer’s employment shall not be deemed to have been terminated for Cause if such termination took place as a result of any act or omission believed by Mr. Messmer in good faith to have been in the interest of the Company.
As used in the proxy statement discussion of the Severance Agreements with Messrs. Messmer, Waddell, and Gentzkow, a termination for “Cause” means a termination by the Company of the employee’s employment by the Company by reason of the employee’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company, or by reason of the employee’s willful material breach of any employment agreement with the Company, which has resulted in material injury to the Company; provided, however, that the employee’s employment shall not be deemed to have terminated for Cause if such termination took place as a result of any act or omission believed by the employee in good faith to have been in the interest of the Company.

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Appendix B

ROBERT HALF INC.

STOCK INCENTIVE PLAN

(As Amended and Restated [May , 2026](the “Effective Date”))

SECTION 1.    ESTABLISHMENT AND PURPOSE.
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Participants to focus on critical long-range objectives, (b) encouraging the attraction and retention of individuals with exceptional qualifications and (c) linking Participants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Performance Shares, Stock Units, Performance Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.
SECTION 2.    DEFINITIONS.
“Adjustment Provisions” shall mean the terms and conditions applicable to the adjustment of an Award subject to a Performance Condition, as set forth in the agreement for such Award.
“Affiliate” shall mean any entity other than a Subsidiary, if RHI and/or one or more Subsidiaries own not less than fifty percent (50%) of such entity.
“Award” shall mean any award of one or more Options, SARs, Restricted Shares, Performance Shares, Stock Units or Performance Units under the Plan.
“Board of Directors” shall mean the Board of Directors of RHI, as constituted from time to time.
“Certification Date” means the date that the Committee makes its written certification of a Final Award subject to a Performance Condition.
“Change in Control” shall mean the occurrence of any of the following events:
(i)    Any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than (A) an employee benefit plan sponsored by the Company or (B) a corporation owned (directly or indirectly) by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owner of securities of RHI representing 20% or more of the combined voting power of the then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise;

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Appendix B	Table of Contents
provided, however, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of RHI if such party has acquired such securities neither with the purpose or with the effect of changing or influencing the control of RHI, nor in connection with or as a participant in any transaction having such purpose or effect, but excluding from this exception such person or group (A) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving RHI, (B) making, or in any way participating in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of RHI (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any other person with respect to the voting of any voting securities of RHI, directly or indirectly, relating to a merger or other business combination involving RHI or the sale or transfer of substantial assets of RHI, (C) forming, joining or in any way participating in any “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of RHI, directly or indirectly, relating to a merger or other business combination involving RHI or the sale or transfer of any substantial assets of RHI, or (D) otherwise acting, alone or in concert with others, to seek control of RHI or to seek to control or influence the management or policies of RHI.
(ii)    The liquidation or dissolution of RHI.
(iii)    A change in the composition of the Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of RHI as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to RHI). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of RHI just prior to such event shall cease within one year to constitute a majority of the Board of Directors.
(iv)    RHI ceases to be an independent publicly owned corporation.
(v)    RHI (A) merges or consolidates with or into another corporation in which the holders of the Stock immediately before such merger or reorganization do not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis in substantially the same proportions as immediately before such merger or reorganization, both (1) the ability to elect at least a majority of the directors of the surviving corporation and (2) at least a majority in value of the surviving corporation’s outstanding equity securities, or (B) sells or otherwise disposes of all or substantially all of its assets.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean a committee of one or more members of the Board of Directors appointed by the Board of Directors (or, as the context permits, a subcommittee of one or more members of the Board appointed by the Committee) to administer the Plan in accordance with the provisions hereof.
“Company” shall mean Robert Half Inc., a Delaware corporation, and its Subsidiaries.

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Table of Contents	Appendix B
“Consultant” shall mean a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor.
“Eligible Participant” shall mean (i) any individual who is a common-law employee of the Company or an Affiliate; (ii) a member of the Board of Directors; (iii) a member of the board of directors of a Subsidiary or an Affiliate; or (iv) a Consultant.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Executive Officer” shall mean an officer as defined in Rule 16a-1(f) under the Exchange Act, or any successor provision.
“Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Award. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Award, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.
“Fair Market Value” shall mean the closing price on the New York Stock Exchange on the date the value is to be determined as reported on the Yahoo Finance website or its successor, or at such time that there is no such website, in THE WALL STREET JOURNAL (Western Edition) or its successor. If there are no trades on such date, the closing price on the latest preceding business day upon which trades occurred shall be the Fair Market Value.
“Final Award” shall mean the number of shares remaining subject to an Award after application of the Adjustment Provisions.
“ISO” shall mean an employee incentive stock option described in Code Section 422.
“Misconduct Termination” shall mean a termination by the Company of a Participant’s Service either (a) by reason of the Participant’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company, or (b) by reason of the Participant’s willful material breach of any agreement with the Company, any of which has resulted in material injury to the Company; provided, however, that a Participant’s Service shall not be deemed to have terminated in a Misconduct Termination if such termination took place as a result of any act or omission believed by the Participant in good faith to have been in the interest of the Company.
“Non-Employee Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company.
“Non-Employee Director Retirement” shall mean termination of an Outside Non-Employee Director’s Service after the later to occur of (i) the 7th anniversary of the Outside Non-Employee Director’s first day of service with RHI as a member of the Board of Directors or (ii) the Outside Non-Employee Director’s 62nd birthday. [Note: These two defined terms have been moved in order to re-establish alphabetical order.]
“Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

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Appendix B	Table of Contents
“Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.
“Optionee” shall mean a person who holds an Option or SAR.
“Original Award” shall mean the number of shares initially granted pursuant to an Award made subject to a Performance Condition.
“Other Agreement” shall mean any written agreement, whether entered into prior to or subsequent to, the adoption of the Plan or the making of an Award under the Plan, between Participant and the Company.
“Participant” shall mean a person who holds an Award.
“Performance Condition” shall mean a performance condition based on a Performance Goal established with respect to an Award in accordance with the provisions hereof.
“Performance Goal” shall mean one or more of the following objective measurable performance factors, and any adjustments thereto, as determined by the Committee with respect to a Performance Period: (i) operating income; (ii) pre-tax or after-tax earnings; (iii) cash flow; (iv) sales or revenue; (v) expenses; (vi) gross or net profit margin; (vii) working capital; (viii) return on equity or assets; (ix) earnings per share; (x) stock price; (xi) price/earnings ratio; (xii) debt or debt-to-equity; (xiii) writeoffs; (xiv) cash; (xv) assets; (xvi) total shareholder return; (xvii) liquidity and/or (xviii) any other performance factor selected by the Committee, either with respect to the Company and/or one or more of its operating units or with respect to one or more other companies or an index of companies, on an absolute or relative basis.
“Performance Period” shall mean the period of Service to which the Performance Condition relates, which period shall not be less than one year.
“Performance Share” shall mean a Restricted Share that has a Performance Condition attached. A Performance Share is a type of Restricted Share and any reference herein to Restricted Shares shall be deemed to also apply to Performance Shares unless the context clearly indicates otherwise.
“Performance Unit” shall mean a Stock Unit that has a Performance Condition attached. A Performance Unit is a type of Stock Unit and any reference herein to Stock Units shall be deemed to also apply to Performance Units unless the context clearly indicates otherwise.
“Plan” shall mean this Stock Incentive Plan of Robert Half Inc., as set forth herein and as it may be amended from time to time.
“Protiviti Participant” shall mean a Participant who is an employee of Protiviti Inc. at retirement (a Subsidiary) or its Subsidiaries.

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Table of Contents	Appendix B
“Protiviti Retirement” shall mean any voluntary termination of employment with the Company and its subsidiaries by the Protiviti Participant on or after the latest to occur of: (a) the first business day coinciding with or after the Protiviti Participant’s 60th birthday, (b) the Protiviti Participant’s completion of at least 25 years of cumulative service to the Company, Arthur Andersen LLP, Deloitte Touche Tohmatsu, PricewaterhouseCoopers, KPMG International, Ernst & Young International, and/or any of their respective affiliates, or any other industry-related service acceptable to the Committee, and (c) five years after the date that the Protiviti Participant was first employed by Protiviti Inc.
“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.
“Restricted Share” shall mean a Share awarded under Section 6 of the Plan.
“Restricted Share Award” shall mean the agreement between RHI and the recipient of a Restricted Share, or the notice to the recipient, which contains the terms, conditions and restrictions pertaining to such Restricted Shares.
“RHI” shall mean Robert Half Inc., a Delaware corporation.
“SAR” shall mean a stock appreciation right granted under the Plan.
“SAR Award” shall mean the agreement between RHI and an Optionee, or the notice to the Optionee, which contains the terms, conditions and restrictions pertaining to his or her SAR.
“Section 16 Participant” shall mean a Participant who is subject to Section 16 of the Exchange Act with respect to transactions in RHI securities.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Service” shall mean service as an Eligible Participant.
“Share” shall mean one share of Stock, as adjusted in accordance with the adjustment provisions of the Plan (if applicable).
“Staffing/Headquarters Participant” shall mean a Participant other than a Protiviti Participant.
“Staffing/Headquarters Retirement” shall mean any voluntary termination by a Staffing/Headquarters Participant of employment with the Company on or after the later to occur of (a) the Staffing/Headquarters Participant’s 55th birthday, or (b) the 20th anniversary of the Staffing/Headquarters Participant’s first day of service with the Company as a full-time employee and who is a Staffing/Headquarters Participant at the time of retirement .
“Stock” shall mean the common stock of RHI.
“Stock Option Award” shall mean the agreement between RHI and an Optionee, or the notice to the Optionee, which contains the terms, conditions and restrictions pertaining to his or her Option.

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Appendix B	Table of Contents
“Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.
“Stock Unit Award” shall mean the agreement between RHI and the recipient of a Stock Unit, or the notice to the recipient, which contains the terms, conditions and restrictions pertaining to such Stock Unit.
“Subsidiary” shall mean any corporation, if RHI and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
“Total and Permanent Disability” shall mean (i) a physical or mental condition which, in the judgment of the Committee based on competent medical evidence satisfactory to the Committee (including, if required by the Committee, medical evidence obtained by an examination conducted by a physician selected by the Committee), renders the Participant unable to engage in any substantial gainful activity for the Company and which condition is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence.
“Vested” or “Vesting” shall mean that the relevant portion of the Award has satisfied its Vesting Schedule and any Performance Conditions and shall be released to the Participant or may be exercised by the Participant, as applicable.
“Vesting Schedule” shall mean the requirement that all or a portion of an Award may not be released or exercised, as applicable, until a specified period of time shall have lapsed.
SECTION 3.    ADMINISTRATION.
(a)    Committee Procedures. The Committee shall administer the Plan. The Board of Directors shall designate one of the members of the Committee as chairperson. Unless the Board of Directors provides otherwise, the Compensation Committee shall be the Committee. The Board of Directors may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
The Committee shall have membership composition which enables Awards to qualify for exemption under Rule 16b-3 with respect to persons who are subject to Section 16 of the Exchange Act. Only the Compensation Committee may make Award grants and administer the Plan with respect to Section 16 Participants.
The Compensation Committee may also appoint one or more separate subcommittees composed of one or more directors of RHI who need not qualify under Rule 16b-3, who may administer the Plan with respect to persons who are not subject to Section 16 of the Exchange Act.
(b)    Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
(i)    To interpret the Plan and to apply its provisions;
(ii)    To adopt, amend or rescind rules, procedures and forms relating to the Plan;

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Table of Contents	Appendix B
(iii)    To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv)    To determine when Awards are to be granted under the Plan;
(v)    To select the Eligible Participants who are to receive Awards under the Plan;
(vi)    To determine the number of Shares to be made subject to each Award;
(vii)    To prescribe the terms and conditions of each Award, including (without limitation, as applicable) the Exercise Price or Purchase Price, the Vesting Schedule of the Award (including accelerating the Vesting of Awards), any Performance Conditions and any other provisions relating to such Award;
(viii)    To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the Vesting Schedule or duration of the Option (including accelerating the Vesting of the Option), whether such Option is to be classified as an ISO or as a Nonstatutory Option, any Performance Conditions and the other provisions of the Stock Option Award relating to such Option;
(ix)    To amend any outstanding Award subject to applicable legal restrictions and, to the extent required, with the consent of the Participant who entered into such agreement;
(x)    To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration;
(xi)    To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
(xii)    To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award;
(xiii)    To take any other actions deemed necessary or advisable for the administration of the Plan;
(xiv)    To determine, at the time of granting an Award or thereafter, that such Award shall Vest as to all or part of the Shares subject to such Award in the event of a Change in Control.
(xv)    To accelerate the Vesting, or extend the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate.
In addition, subject to the requirements of applicable law, without amending the Plan, the Committee may grant Awards under the Plan to eligible employees or Consultants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

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Appendix B	Table of Contents
Subject to the requirements of applicable law, the Board of Directors may authorize one or more officers of RHI to grant Awards and the Committee may designate persons other than members of the Committee to carry out its responsibilities, and the Committee may prescribe such conditions and limitations as it may deem appropriate, except that the Board of Directors or the Committee may not delegate its authority with regard to Awards to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award.
Except arising from any action taken, or failure to act, in bad faith, each member of the Committee, or of the Board of Directors, shall be indemnified and held harmless by RHI against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any agreement under the Plan, and (ii) from any and all amounts paid by him or her, with RHI’s prior approval, in settlement thereof or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall have given RHI a reasonable opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under RHI’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise, or under any power that RHI may have to indemnify them or hold them harmless.
SECTION 4.    ELIGIBILITY.
(a)    General Rule. Only Eligible Participants may be granted Awards. In addition, only individuals who are employed as common-law employees by the Company may be granted ISOs.
(b)    Limitation on Awards. In any fiscal year of RHI, no individual shall receive Awards covering in excess of 2,000,000 Shares in the aggregate. In addition, no Non-Employee Director shall receive Awards exceeding a cash monetary value of $600,000 in the aggregate (with the cash monetary value of an Award being measured as of the grant date of such Award) in any fiscal year of RHI. The limitations under this Section 4(b) shall be subject to adjustment pursuant to the adjustment provisions of the Plan.
SECTION 5.    STOCK SUBJECT TO PLAN.
(a)    Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares subject to awards granted under the Plan that may be issued shall not exceed a total of 4,500,000 Shares, of which approximately 453,000 Shares remained available for grant as of the Effective Date. These limits shall be subject to the provisions of Section 5(b) and shall be subject to adjustment pursuant to the adjustment provisions of the Plan. No fractional Shares shall be issued under the Plan.

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Table of Contents	Appendix B
(b)    Additional Shares. If, on or after the Effective Date, Restricted Shares are forfeited, then such Shares shall again become available for Awards under the Plan. If, on or after the Effective Date Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then such Stock Units shall be counted in full against the number of Shares available for Awards regardless of the number of Shares (if any) actually issued in settlement of such Stock Units. If SARs are exercised, then such SARs shall be counted in full against the number of Shares available for Awards regardless of the number of Shares (if any) actually issued in settlement of such SARs. In the event that withholding tax liabilities arising from an Award other than an Option or SAR are satisfied on or after the Plan Date by the withholding of Shares by the Company, then the Shares so withheld shall again become available for Awards under the Plan. In the event that withholding tax liabilities arising from an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld shall not be added to the Shares available for Awards under the Plan. In addition, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise or settlement of an Option or SAR shall not be available for subsequent Awards under the Plan and Shares repurchased on the open market with the proceeds of an Option exercise shall not again be made available for issuance under the Plan.
SECTION 6.    RESTRICTED SHARES AND PERFORMANCE SHARES.
(a)    Restricted Share Award. Each grant of Restricted Shares or Performance Shares under the Plan shall be evidenced by a Restricted Share Award between the recipient and RHI. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including those specified in any Other Agreement. The provisions of the various Restricted Share Awards entered into under the Plan need not be identical.
(b)    Payment for Awards. Subject to the following sentence and applicable law, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services, future services, any tangible or intangible property, or any benefit to RHI, or any combination thereof. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, past services rendered to the Company, any tangible or intangible property, any benefit to RHI, or any combination thereof, as the Committee may determine. To the extent an Award of Restricted Shares consists solely of treasury shares, the Award recipient shall furnish consideration in accordance with Section 153(c) of the General Corporation Law of the State of Delaware.

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(c)    Vesting. Each Award of Restricted Shares shall be subject to a Vesting Schedule. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award or as specified in any Other Agreement. Unless the Restricted Share Award or an Other Agreement provides otherwise, each grant of Restricted Shares shall Vest with respect to twenty-five percent (25%) of the Shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated before the applicable Vesting date. Additionally, the Vesting Schedule on the date of grant shall provide that no portion of a grant of Restricted Shares shall vest prior to the first anniversary of the grant date, except that Awards covering Shares not in excess of five percent (5%) of the aggregate Shares authorized for grant under the Plan pursuant to Section 5(a) may contain a Vesting Schedule on the date of grant that provides for the vesting of some or all of the Shares subject to such Award prior to the first anniversary of the grant date. Notwithstanding any of the foregoing, a Restricted Share Award may provide for accelerated Vesting in the event of the Participant’s Protiviti Retirement, Staffing/Headquarters Retirement, death or Total and Permanent Disability, a Change in Control, or, if specified at the time of grant, termination of employment, including as provided in any Other Agreement. To the extent that an Award of Restricted Shares has not Vested prior to, or concurrently with, termination of a Participant’s Service, such Award shall immediately terminate.
(d)    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as RHI’s other stockholders except as provided in Sections 6(f) and 12 hereof.
(e)    Assignment or Transfer of Restricted Shares. Except as provided herein, or in a Restricted Share Award, or as required by applicable law, Restricted Shares shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law until such shares have satisfied any applicable Vesting Schedule and Performance Conditions. Any act in violation of this Section 6(e) shall be void. However, this Section 6(e) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Shares in the event of the Participant’s death, nor shall it preclude a transfer of Restricted Shares by will or by the laws of descent and distribution.
(f)    Dividends on Restricted Shares that Have Not Vested. Dividends may not be paid with respect to any portion of a Restricted Share Award that has not Vested. Any dividends declared with respect to any portion of such a Restricted Share Award prior to the Vesting of such portion shall be accrued. Such accrued dividends shall be paid within 30 days following Vesting, provided that any requirements of Section 12(i) have been satisfied. If all or a portion of such a Restricted Share Award terminates prior to Vesting, any accrued and unpaid dividends with respect to that portion of the Award shall be forfeited. After Vesting, dividends shall be paid as normal at the same time and to the same extent as dividends are paid on other Shares, provided that any applicable provisions of Section 12(i) have been satisfied.
(g)    Release of Restricted Shares to Participants. So long as a Restricted Share is subject to forfeiture pursuant to a Vesting Schedule or Performance Condition, it shall be retained by the Company and shall not be released to a Participant, but such a Restricted Share shall be promptly released thereafter, subject to Section 12 hereof.

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Table of Contents	Appendix B
SECTION 7.    TERMS AND CONDITIONS OF OPTIONS.
(a)    Stock Option Award. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award between the Optionee and RHI. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan, including those specified in any Other Agreement. The Stock Option Award shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Awards entered into under the Plan need not be identical. A Stock Option Award may not provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price.
(b)    Number of Shares. Each Stock Option Award shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with the adjustment provisions of the Plan. The maximum aggregate number of ISOs awarded under the Plan shall not exceed the number of Shares subject to the Plan under Section 5(a). The limitation of this Section 7(b) shall be subject to adjustment pursuant to the adjustment provisions of the Plan.
(c)    Exercise Price. Each Stock Option Award shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms permitted under Section 8 of the Plan and applicable law.
(d)    Exercisability and Term. Each Stock Option Award shall be subject to a Vesting Schedule, which shall determine when such Option shall become exercisable. Unless the Stock Option Award or an Other Agreement provides otherwise, each Option shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by such Option on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable date. Additionally, the Vesting Schedule on the date of grant shall provide that no portion of a grant of Options shall vest prior to the first anniversary of the grant date, except that Awards covering Shares not in excess of five percent (5%) of the aggregate Shares authorized for grant under the Plan pursuant to Section 5(a) may contain a Vesting Schedule on the date of grant that provides for the vesting of some or all of the Shares subject to such Award prior to the first anniversary of the grant date. The term of an Option shall be ten (10) years from the date of grant unless the Stock Option Award provides for a shorter term. Notwithstanding any of the foregoing, a Stock Option Award may provide for accelerated Vesting in the event of the Optionee’s Protiviti Retirement, Staffing/Headquarters Retirement, death or Total and Permanent Disability, a Change in Control, or, if specified at the time of grant, termination of employment, including as provided in any Other Agreement, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service, subject to the provisions of any Other Agreement. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(d), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.
(e)    Nontransferability. Except as set forth in a Stock Option Award, or as provided by an Other Agreement, with respect to an NSO, during an Optionee’s lifetime, his or her Option(s) shall be exercisable only by him and shall not be transferable, and in the event of an Optionee’s death, his or her Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

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(f)    Exercise of Options Upon Termination of Service. Each Stock Option Award shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Unless the Stock Option Award or an Other Agreement provides otherwise, Options which are not Vested at the time of an Optionee’s termination of Service shall expire upon such termination, and any Vested Options shall remain outstanding and exercisable until the earlier of 90 days following such termination and the expiration of the Option’s term. Notwithstanding the foregoing, if exercise of an Option during the 90-day period described in the previous sentence would subject the Optionee to liability under Section 16 of the Exchange Act by reason of transactions by the Optionee prior to the Optionee’s termination of service (“Prior Transaction”), such Option shall be exercisable until the earlier of (a) its normal termination date and (b) the 30th day after the first date upon which the Optionee would not be subject to Section 16 liability by reason of the Prior Transaction. Notwithstanding the foregoing, in the event of an Optionee’s Misconduct Termination, effective as of the date notice of such termination is given to the Optionee, all of the Optionee’s Options (whether or not Vested) shall automatically terminate and lapse, unless the Committee shall determine otherwise.
(g)    Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the obligations under such Option. Options may not be repriced without the approval of RHI’s stockholders.
    (h)    Dividend Equivalents. In no event shall dividends or dividend equivalents be provided or awarded with respect to Options.
SECTION 8.    PAYMENT FOR OPTION SHARES.
(a)    General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America, as permitted under this Section. Payment may be made by any combination of the methods described in this Section.
(b)    Cash. Payment may be made by cash, check, wire transfer or similar means, subject to the requirements of applicable law.
(c)    Surrender of Stock. Payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have been owned by the Optionee or his or her representative for such period of time required to avoid RHI’s recognition of additional compensation expense with respect to the Option for financial reporting purposes as a result of the surrender or attestation of such previously owned shares. Such Shares shall be valued at their Fair Market Value on the date when the Option is exercised in order to purchase new Shares under the Plan.
(d)    Same Day Sale. To the extent permitted by applicable law, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to

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sell Shares and to deliver all or part of the sale proceeds to RHI in payment of the aggregate Exercise Price and/or applicable tax withholding.
(e)    Other Forms of Payment. To the extent that a Stock Option Award so provides, payment may be made in any other form that is consistent with applicable laws (including the General Corporation Law of the State of Delaware), regulations and rules.
Notwithstanding anything to the contrary in this Section or in any agreement under the Plan, the Committee may disallow the use of any type of payment that the Committee determines, in its sole discretion, would result in adverse accounting or legal consequences to the Company or an Affiliate.
SECTION 9.    STOCK APPRECIATION RIGHTS.
(a)    SAR Award. Each grant of a SAR under the Plan shall be evidenced by a SAR Award between the Optionee and RHI. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including those specified in any Other Agreement. The provisions of the various SAR Awards entered into under the Plan need not be identical. A SAR Award may not provide that a new SAR will be granted automatically to the holder thereof when he or she exercises a prior SAR.
(b)    Number of Shares. Each SAR Award shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with the adjustment provisions of the Plan.
(c)    Exercise Price. Each SAR Award shall specify the Exercise Price, which may not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant.
(d)    Exercisability and Term. Each SAR Award shall be subject to a Vesting Schedule, which shall determine when such SAR shall become exercisable. Unless the SAR Award or an Other Agreement provides otherwise, each SAR shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by such SAR on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable date. Additionally, the Vesting Schedule on the date of grant shall provide that no portion of a grant of SARs shall vest prior to the first anniversary of the grant date, except that Awards covering Shares not in excess of five percent (5%) of the aggregate Shares authorized for grant under the Plan pursuant to Section 5(a) may contain a Vesting Schedule on the date of grant that provides for the vesting of some or all of the Shares subject to such Award prior to the first anniversary of the grant date. The term of the SAR shall be ten (10) years from the date of grant unless the SAR Award provides for a shorter term. Notwithstanding any of the foregoing, a SAR Award may provide for accelerated exercisability in the event of the Optionee’s Protiviti Retirement, Staffing/Headquarters Retirement, death or Total and Permanent Disability, a Change in Control, or, if specified at the time of grant, termination of employment, including as provided in any Other Agreement, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service, subject to the provisions of any Other Agreement. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

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(e)    Exercise of SARs. The SAR Award may provide that, upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from RHI (a) Shares, (b) cash or (c) a combination of Shares and cash. Unless otherwise provided in the SAR Award or an Other Agreement, upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive Shares from RHI, along with cash in lieu of any fractional Share. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. Unless the SAR Award or an Other Agreement provides otherwise, SARs which have not Vested at the time of an Optionee’s termination of Service shall expire upon such termination, and any Vested SARs which have not been exercised shall remain outstanding and exercisable until the earlier of 90 days following such termination and the expiration of the SAR’s term. Notwithstanding the foregoing, if exercise of a SAR during the 90-day period described in the previous sentence would subject the Participant to liability under Section 16 of the Exchange Act by reason of transactions by the Participant prior to the Participant’s termination of Service, such SAR shall be exercisable until the earliest of (a) its normal termination date and (b) the 30th day after the first date upon which the Participant would not be subject to Section 16 liability by reason of the prior transactions. Notwithstanding the foregoing, in the event of an Optionee’s Misconduct Termination, effective as of the date notice of such termination is given by the Committee to the Optionee, all of the Optionee’s SARs (whether or not Vested) shall automatically terminate and lapse, unless the Committee shall determine otherwise.
(f)    Nontransferability. Except as set forth in a SAR Award, during an Optionee’s lifetime, his or her SARs shall be exercisable only by him and shall not be transferable, and in the event of an Optionee’s death, his or her SARs shall not be transferable other than by will or by the laws of descent and distribution.
(g)    Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding SARs. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair the Optionee’s rights or increase the obligations under such SAR. SARs may not be repriced without the approval of RHI’s stockholders.
    (h)    Dividend Equivalents. In no event shall dividend or dividend equivalents be provided or awarded with respect to SARs.
SECTION 10.    STOCK UNITS AND PERFORMANCE UNITS.
(a)    Stock Unit Award. Each grant of Stock Units or Performance Units under the Plan shall be evidenced by a Stock Unit Award between the recipient and RHI. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including those specified in any Other Agreement. The provisions of the various Stock Unit Awards entered into under the Plan need not be identical.
(b)    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

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(c)    Vesting Conditions. Each Award of Stock Units shall be subject to a Vesting Schedule. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award or as specified in any Other Agreement. Unless the Stock Unit Award or an Other Agreement provides otherwise, each grant of Stock Units shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable date. Additionally, the Vesting Schedule on the date of grant shall provide that no portion of a grant of Stock Units shall vest prior to the first anniversary of the grant date, except that Awards covering Shares not in excess of five percent (5%) of the aggregate Shares authorized for grant under the Plan pursuant to Section 5(a) may contain a Vesting Schedule on the date of grant that provides for the vesting of some or all of the Shares subject to such Award prior to the first anniversary of the grant date. Notwithstanding any of the foregoing, a Stock Unit Award may provide for accelerated Vesting in the event of the Participant’s Protiviti Retirement, Staffing/Headquarters Retirement, death or Total and Permanent Disability, a Change in Control, or, if specified at the time of grant, termination of employment, including as provided in any Other Agreement. To the extent that an Award of Stock Units has not Vested prior to, or concurrently with, termination of a Participant’s Service, such Award shall immediately terminate.
(d)    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights or rights to receive dividends. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may not be converted into additional Stock Units. Settlement of dividend equivalents may be made only in the form of cash. Prior to distribution, any dividend equivalents which are not paid shall accrue and be subject to the same conditions and restrictions as the Stock Units to which they attach. Therefore, dividend equivalents may not be paid with respect to any Stock Unit that has not Vested. If any Stock Units terminate prior to Vesting, any accrued and unpaid dividend equivalents with respect to that portion of the Award shall be forfeited. After Vesting and settlement in Shares, dividends shall be paid on such Shares received in settlement of the Stock Units as normal at the same time and to the same extent as dividends are paid on other Shares, provided that any applicable provisions of Section 12(i) have been satisfied.
(e)    Form and Time of Settlement of Stock Units. Settlement of Vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all Vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to the adjustment provisions of the Plan.

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Appendix B	Table of Contents
(f)    Death of Recipient. Any Award of Stock Units that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of an Award of Stock Units under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with RHI. A beneficiary designation may be changed by filing the prescribed form with RHI at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Award of Stock Units that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
(g)    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of RHI. Stock Units represent an unfunded and unsecured obligation of RHI, subject to the terms and conditions of the applicable Award of Stock Units.
(h)    Assignment or Transfer of Stock Units. Except as provided herein, or in a Stock Unit Award, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(h) shall be void. However, this Section 10(h) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of Stock Units by will or by the laws of descent and distribution.
SECTION 11.    NO RIGHTS AS A STOCKHOLDER.
A Participant shall have no rights as a stockholder with respect to any Award until the date of the issuance of a stock certificate for any Shares covered by such award. No adjustments shall be made, except as provided in the adjustment provisions of the Plan.
SECTION 12.    PERFORMANCE CONDITIONS.
(a)    Any Award may be made subject to one or more Performance Conditions in addition to the Vesting Schedule imposed upon such grant. Nothing in this Section 12(a) shall override the minimum one-year vesting requirement as set forth in Sections 6(c), 7(d), 9(d) and 10(c).
(b)    The determination as to whether any such grant is subject to a Performance Condition shall be made on or prior to the date of grant.
(c)    The Performance Condition shall operate as specified in this Section 12.
(d)    If an Award is made subject to one or more Performance Conditions, the Committee shall establish the Performance Period, Adjustment Provisions and Performance Goals for such Performance Conditions. In addition, the Compensation Committee shall determine how any forfeitures occurring as a result of a Performance Condition shall be allocated with respect to the Vesting Schedule of the Award.
(e)    After the completion of the Performance Period relating to a Performance Condition, the Chief Financial Officer shall, with respect to each Award made subject to such Performance Condition, calculate the effect of the Adjustment Provisions on the Award and deliver such calculation to the Committee or its delegate. If the Committee has delegated its authority to certify the level of achievement with respect to the Performance Conditions, including the impact of the Adjustment Provisions, references to the “Committee” in this Section 12 shall mean such delegate.

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(f)    The Committee shall review the information submitted by the Chief Financial Officer and certify, in writing, its determination with respect to the impact of the Adjustment Provisions on the Award and the Final Award.
(g)    If a portion of an Award made subject to a Performance Condition shall Vest prior to the satisfaction of any Performance Condition applicable to such portion by reason of death, Total and Permanent Disability or, if applicable, a Change in Control, then the Performance Condition shall be cancelled and none of such Award shall be subject to reduction or forfeiture as provided by the Performance Condition. Such Award shall be treated in accordance with the terms of the Plan relating to Vested shares.
(h)    If a portion of an Award made subject to a Performance Condition shall satisfy a Vesting Schedule prior to the satisfaction of any Performance Condition applicable to such portion for any reason other than death, Total and Permanent Disability or a Change in Control, such portion of the Award shall not be released to or exercised by the Participant until after the Certification Date. No such satisfaction of a Vesting Schedule shall in any way be deemed a satisfaction, waiver or cancellation of the Performance Condition, and such portion shall remain subject to reduction and forfeiture as provided by the Performance Condition.
(i)    Dividends or dividend equivalents may not be paid with respect to any Share subject to a Performance Condition until the Final Award with respect to such Share has been determined. Any dividends or dividend equivalents declared on any Shares prior to such determination shall be accrued. After determination of the Final Award, such accrued dividends or dividend equivalents shall be paid, subject to Section 6(f) hereof; provided, however, that if the Final Award is less than the Original Award, any accrued dividends or dividend equivalents attributable to the portion of the Award that has been forfeited shall also be forfeited. After determination of the Final Award has been made and Section 6(f) has been satisfied, dividends shall be paid as normal on such Shares at the same time and to the same extent as dividends are paid on other Shares.
SECTION 13.    TERMINATION OF SERVICE; LEAVES OF ABSENCE.
Subject to the last sentence of this Section 13, a Participant’s Service shall terminate when such person ceases to be an Eligible Participant as determined in the sole discretion of the Committee. A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence of less than six (6) consecutive months that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, a common-law employee’s Service will be treated as terminating three (3) months after such employee went on leave, unless such employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Notwithstanding the foregoing, a Non-Employee Director’s Service shall terminate when he or she is neither a member of the Board of Directors nor a Consultant to RHI.

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SECTION 14.    DEATH; TOTAL AND PERMANENT DISABILITY.
All Awards granted to any Participant shall Vest upon such Participant’s death or termination of the Participant’s Service due to Total and Permanent Disability.
SECTION 15.    PERSONS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT.
Any Award held by an individual who is a Non-Employee Director on both of (a) the grant date of such Award and (b) the effective date of a Change in Control, shall Vest upon the effective date of such Change in Control. Any Option or SAR Award held by an individual who is a Section 16 Participant at either or both of (a) the grant date of such Award or (b) the effective date of such individual’s Non-Employee Director Retirement, Protiviti Retirement or Staffing/Headquarters Retirement, as the case may be, shall Vest upon the effective date of such retirement. Any Options or SARs held by a Section 16 Participant which Vest by reason of the provisions of this Section 15 or by reason of death or Total and Permanent Disability shall remain outstanding until the earlier of its exercise or its original term.
SECTION 16.    ADJUSTMENT OF SHARES.
(a)    Adjustments. In the event of a subdivision of the outstanding Stock, or stock split or reverse stock split, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, a spin-off, exchange of shares or a similar transaction without the receipt of consideration by the Company, the Committee shall make such equitable adjustments as it deems appropriate in one or more of:
(i)    The number of Shares, Options, SARs, Restricted Shares and Stock Units available for future Awards under the Plan;
(ii)    The per person per fiscal year limitations on Awards under the Plan and the maximum aggregate number of ISOs that may be awarded under the Plan;
(iii)    The number of Shares covered by each outstanding Award;
(iv)    The Exercise Price under each outstanding Option and SAR; or
(v)    The number of Stock Units included in any prior Award which has not yet been settled.
Except as provided in this Section, a Participant shall have no rights by reason of any issue by RHI of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.

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Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.
(b)    Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of RHI.
(c)    Reorganizations. In the event that RHI is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement setting forth the terms of such reorganization. Such agreement may provide for:
(i)    The continuation of the outstanding Awards by RHI, if RHI is a surviving corporation;
(ii)    The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;
(iii)    The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;
(iv)    Full exercisability or Vesting and accelerated expiration of the outstanding Awards; or
(v)    Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.
Nothing in this Section 16(c) shall obligate the Company, the Board or the Committee to treat all outstanding Awards in the same manner or to take any of the actions listed above with respect to any or all outstanding Awards.
(d)    Reservation of Rights. Except as provided in this Section 16, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by RHI of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the Exercise Price. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of RHI to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 17.    AWARDS UNDER OTHER PLANS.
RHI may grant awards under other plans or programs, so long as the terms and conditions are not in conflict with the terms of the Plan. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under the Plan.

Robert Half Inc.	B-19	2026 Proxy Statement

Appendix B	Table of Contents
SECTION 18.    LEGAL AND REGULATORY REQUIREMENTS.
No Option may be exercised and no Stock may be issued or transferred pursuant to an award unless the Committee shall determine that such exercise, issuance or transfer complies with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, and rules and regulations promulgated under each of the foregoing, and the requirements of any stock exchange upon which the Stock may then be listed or quotation system upon which the Stock may be quoted, and shall be further subject to the approval of counsel for RHI with respect to such compliance. If the Stock subject to the Plan is not registered under the Securities Act and under applicable state securities laws, the Committee may require that the Participant deliver to RHI such documents as counsel for RHI may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder. In no event shall RHI deliver, or be deemed obligated to deliver, cash in lieu of any Share by reason of any failure to satisfy the foregoing provisions.
So long as any restrictions or obligations imposed pursuant to the Plan shall apply to a Share, each certificate evidencing such Share shall bear an appropriate legend referring to the terms, conditions and restrictions. In addition, RHI may instruct its transfer agent that shares of Stock evidenced by such certificates may not be transferred without the written consent of RHI. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be invalid. Certificates representing shares that have not Vested or with respect to which legally required withholding taxes have not been paid will be held in custody by RHI or such bank or other institution designated by the Committee.
SECTION 19.    WITHHOLDING TAXES.
(a)    General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to RHI for the satisfaction of any withholding tax obligations that arise in connection with the Plan. RHI shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied. In the event that such withholding taxes are not paid on a timely basis, as determined by RHI in its sole discretion, to the extent permitted by law RHI shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of Shares or cash (if applicable) deliverable or by offsetting such withholding taxes against amounts otherwise due from the Company to the Participant. If withholding taxes are paid by reduction of the number of Shares deliverable to Optionee, such shares shall be valued at the Fair Market Value as of the date of exercise.
(b)    Share Withholding. Unless otherwise provided by the Committee, a Participant may satisfy all or part of his or her minimum withholding or income tax obligations by having RHI withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Subject to applicable law and accounting considerations, such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. A Participant may elect to surrender, or attest to the ownership of, previously acquired Shares in excess of the amount required to satisfy his or her minimum withholding or income tax obligations provided that such Shares have been held by the Participant for such period of time required to avoid RHI’s recognition of additional compensation expense for financial reporting purposes as a result of the surrender or attestation of such previously owned shares.

Robert Half Inc.	B-20	2026 Proxy Statement

Table of Contents	Appendix B
SECTION 20.    NO EMPLOYMENT OR REELECTION RIGHTS.
No provision of the Plan, nor any right or Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Eligible Participant. RHI and its Subsidiaries and Affiliates reserve the right to terminate any person’s Service at any time and for any reason, with or without notice. No provision of the Plan nor any right or Award granted under the Plan shall be construed to create any obligation on the part of the Board of Directors to nominate any Non-Employee Director for reelection by RHI’s stockholders, or confer upon any Non-Employee Director the right to remain a member of the Board of Directors for any period of time, or at any particular rate of compensation.
SECTION 21.    DURATION AND AMENDMENTS.
(a)    Term of the Plan. The Plan, as set forth herein, shall terminate automatically on the date of the annual meeting of stockholders in 2036, unless re-adopted or extended by RHI’s stockholders prior to or on such date and may be terminated on any earlier date by the Board of Directors or the Compensation Committee, as described in Section 21(b).
(b)    Right to Amend or Terminate the Plan. The Board of Directors or, to the extent permitted by applicable laws, rules or regulations, the Compensation Committee may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment or termination of the Plan shall remain in force and not be impaired or otherwise adversely affected by such amendment or termination, except with consent of the person whose rights would be impaired or adversely affected. An amendment of the Plan shall be subject to the approval of RHI’s stockholders to the extent required by applicable laws, regulations or rules, including, but not limited to, any applicable rules or regulations of the New York Stock Exchange.
(c)    Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise or settlement of an Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not adversely affect any Shares previously issued or any Awards previously granted under the Plan.
SECTION 22.    PLAN EFFECTIVENESS.
The Plan, as amended and restated in the form set forth herein, shall become effective upon its approval by RHI’s stockholders. The date of such approval shall be the “Effective Date.”

END OF DOCUMENT

Robert Half Inc.	B-21	2026 Proxy Statement

ROBERT HALF INC.
2884 SAND HILL ROAD, SUITE 200
MENLO PARK, CA 94025-3000
ATTN: EVELYN CRANE-OLIVER

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RHI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88734-P46443

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROBERT HALF INC.

The Board of Directors recommends a vote FOR EACH NOMINEE in Proposal 1, and FOR Management Proposals 2, 3 and 4.

1. Election of Director Nominees:	For	Against	Abstain
1a. Jana L. Barsten	☐	☐	☐
1b. Julia L. Coronado	☐	☐	☐
1c. Dirk A. Kempthorne	☐	☐	☐
1d. Harold M. Messmer, Jr.	☐	☐	☐
1e. Marc H. Morial	☐	☐	☐
1f. Robert J. Pace	☐	☐	☐
1g. Frederick A. Richman	☐	☐	☐
1h. M. Keith Waddell	☐	☐	☐
1i. Marnie H. Wilking	☐	☐	☐

	For	Against	Abstain
2. Advisory vote to approve executive compensation.	☐	☐	☐
3. Approval of the amended and restated Stock Incentive Plan.	☐	☐	☐
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2025 Annual Report to Stockholders are available at www.proxyvote.com.

V88735-P46443

Proxy — ROBERT HALF INC.

2026 Annual Meeting of Stockholders
May 13, 2026 at 10:00 a.m. PDT
www.virtualshareholdermeeting.com/RHI2026

The stockholder hereby appoints Harold M. Messmer, Jr., M. Keith Waddell and Frederick A. Richman, or any of them, as proxies, each with the power to act without the others and with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Robert Half Inc. held of record by the undersigned on March 23, 2026 at the Annual Meeting of Stockholders to be held virtually on May 13, 2026 or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made but the card is signed, this proxy will be voted FOR each nominee named in Proposal 1, and FOR Proposals 2, 3 and 4, and in the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof. In the event that any of the nominees named on the reverse side of this proxy card are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)